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                                                                   EXHIBIT 10.23

                        FARMOUT AND EXPLORATION AGREEMENT

                KNIGHTS LANDING STARKEY SAND DEVELOPMENT PROGRAM

         THIS FARMOUT AND EXPLORATION AGREEMENT ("Agreement") is made and entered into as of the Effective Date (February 17, 2004) by and between THE NAHABEDIAN EXPLORATION GROUP, LLC ("NEG") and IVANHOE ENERGY (USA) INC. dba USA IVANHOE ENERGY, INC., in California ("Ivanhoe"), sometimes referred to individually as a "Party" or collectively as the "Parties."

                              W I T N E S S E T H:

         WHEREAS, NEG, claims, without warranty of title of any kind, to be the owner of NEG Leases as set forth on Exhibit "A", attached hereto and incorporated herein by this reference; and holds certain other lands under Lease, as identified in Exhibits "B-1", "B-2" and "B-3"within the AMI formed hereby, which said Exhibit "B-3" lands are specifically excluded from this Agreement,

         WHEREAS, NEG has previously drilled and completed a number of gas wells, producing and shut-in, on the NEG Lands, as further described herein, and

         WHEREAS, NEG and Ivanhoe desire to construct a gas gathering system, together with surface treatment facilities to connect NEG's existing shut-in wells to the regional Calpine gas sales line, and, in addition, Ivanhoe desires to acquire an interest in said shut-in wells and the gas gathering system, and;

         WHEREAS, Ivanhoe desires to earn an interest in the NEG Leases, subject to the conditions hereof and the requirements and obligations to be performed by Ivanhoe as hereinafter contained; and,

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         WHEREAS, the Parties desire to further explore and develop the NEG
Leases and the associated AMI Lands to the base of the Starkey Sand stratigraphic level (as further described herein) which collectively comprise the Knights Landing Starkey Sand Development Project, for the production of oil and/or gas and other hydrocarbon substances, and:

         WHEREAS, Ivanhoe may desire to earn additional rights or interests in the NEG Leases, below the Starkey Sand stratigraphic level; and,

         WHEREAS, the Parties will enter into a JOA, designating NEG as Operator.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is understood and agreed by and between the Parties, as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1 Actual Drilling Operations - shall be deemed to have been commenced when a derrick, a rig, and machinery capable of drilling to a depth sufficient to test a prospective oil and/or gas horizon have been erected, and when such well has been spudded in and the rotary bit is rotating under power.

1.2      Affiliate - shall mean any company or other entity which (i) controls,
(ii) is controlled by or (iii) is under common control with one of the Parties. For the purpose of this definition, control shall mean the ownership, directly or indirectly, of Fifty Percent (50%) or more of the stock or other units of ownership having the right to vote for the election of directors of such company or other entity.

1.3      Area of Mutual Interest or AMI - shall have the meaning given in
Article III, 3.1

1.4 Casing Point- that point in time after which time Contract Depth has been reached in a Test Well, logs have been run, and NEG as Operator shall make a recommendation whether to complete said well as a producer, or abandon same as a dry hole: at such

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time, Ivanhoe shall make an election whether or not to join in the completion attempt of the said Test Well.

1.5 Contract Area - shall refer to the lands comprising the NEG Leases and is shown outlined in red on the plat attached hereto and made a part hereof as Exhibit "B-1."

1.6 Contract Depth - shall mean in the Mandatory Test Wells and the Optional Test Wells, Three Thousand Five Hundred Feet (3,500') or a depth sufficient to adequately test the Starkey Equivalent Sands (defined as that interval found in the Hamar Associates "Giusti" 1 well in Section 25, T12N, R2E MDB&M, between the drilled depths of 2200 to 3400 feet; the Base of the Starkey Sands herein defined at 3400 feet. Contract Depth for the Deeper Exploration Well will be total depth of 9500 feet or the Top of Basement, whichever is the shallower.

1.7 Deeper Exploration Well - shall mean the exploration well that may be drilled pursuant to Article IX of this Agreement.

1.8 Drillsite Spacing Unit- shall mean a 40 acre area in the shape of a rectangle or square having as its center point the wellbore penetration at the uppermost Starkey Sand in the subsurface, and extending vertically from the surface of the ground to the base of the Starkey Sands.

1.9 NEG Overriding Royalty (ORR) - The NEG Leases and additional Leases within the AMI shall be burdened with an overriding royalty to NEG or its designees, proportionately reduced to the mineral interest leased. The NEG ORR shall be borne in proportion to the working interest owned by the Parties. The NEG ORR shall be as set forth on Exhibit A attached hereto, and shall apply to all new Leases, extensions and renewals of the Leases in the Contract Area and the AMI.

1.10 Effective Date - shall mean the effective date of this Agreement, being the date of its signature by the Parties, viz., 1:00 p.m., Pacific Standard Time, February 17, 2004.

1.11 Mandatory Test Well - shall mean any one of the ten mandatory Test Wells to be drilled pursuant to Article VI of this Agreement.

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1.12     NEG Leases - shall mean those Leases listed on Exhibit "A" attached hereto and made a part hereof and includes only those geographic portions thereof located within the confines of the Contract Area.

1.13 Optional Test Well - shall mean one of the optional test wells drilled pursuant to Article VII of this Agreement.

1.14 Payout - As to all Test Wells drilled hereunder, Payout shall be computed on a well-by-well basis, and shall be that point in time when the value (as hereinafter defined) of the oil, gas, and other hydrocarbons produced, saved, and marketed from a well received by the Parties equals the cost of (a) drilling, testing, completing, fracing, plugging back, reworking, and equipping the well into the tanks or a purchaser's gas sales line; (b) the cost of operating the Test Well up to the date of Payout; (c) severance, production, and/or mineral ad valorem taxes measured by production from the well; (d) royalty to the landowner/Lessor(s) under the Lease(s); (e) NEG ORR, and all other costs chargeable to the drilling and operation of a well under the JOA, including the Accounting Procedure attached thereto. The costs of a Substitute Well, if drilled, shall be included with those costs of the Test Well in determining Payout.

         Value shall be determined by the net proceeds (exclusive of taxes based upon income) realized by the Parties from the sale of such production, or the fair market value thereof at the wellhead if not sold but taken by either Party for its own use and not used in operations within the Contract Area. Costs shall be in accordance with the form of Accounting Procedure attached to the JOA attached hereto as Exhibit "C".

         With respect to the gas pipeline which will be constructed to the Project Gas Wells, Payout shall mean that point in time at which Ivanhoe has recovered from gas and oil sales from the Project Gas Wells, Ivanhoe's actual cost share (exclusive of any item of Ivanhoe's general and administrative costs) of the construction of the gas gathering system, plus the purchase price for its interests in the Project Gas Wells paid from the collective production stream from all of the Project Gas Wells, net of operating costs, workover costs, ad valorem taxes and other chargeable expenses under the JOA.

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1.15     Project Gas Wells - shall mean the four (4) gas wells within the
Contract Area, to wit: Hamar Associates "Mary's Lake" 5-19 (Section 19, 11N/3E), "Armour Road" 1-7 (Section 7, 11N/3E), "MacKert" 1-1 (Section 1, 11N/2E) and "MacKert" 1-31Section 31, 12N/3E).

1.16 Joint Operating Agreement or JOA - shall mean the Joint Operating Agreement referred to in Article VIII, a form of which is attached hereto and made a part hereof as Exhibit " C".

1.17 Jointly Acquired Lease(s) - shall mean Leases acquired by the Parties pursuant to the AMI provisions of this Agreement.

1.18 Lease - shall mean and include any oil, gas, and mineral lease, mineral interest, or any other instrument granting the right to explore for, drill, and take oil, gas, and other minerals.

1.19 Paying Quantities - shall mean production of hydrocarbon substances in quantities sufficient to yield a reasonable return in excess of producing and operating a well over and above all payable royalties, overriding royalties, and payments out of production (other than those created by a party which are not specifically described in this agreement).

1.20 Test Well - shall mean any one of the Initial Test Well, Mandatory Test Wells, Optional Test Wells or Deeper Exploration Well. A Substitute Well for any of the foregoing shall be deemed to be part of the well for which it is a substitute.

                                   ARTICLE II

                                    EXHIBITS

2.1 Exhibits - The following exhibits, attached hereto, are incorporated herein and made a part hereof for all purposes, to-wit:

        Exhibit "A"     NEG Leases
        Exhibit "B-1"   Map showing the Contract Area
        Exhibit "B-2"   Map showing the AMI

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        Exhibit "B-3"   Map and list showing NEG Leases excluded from Agreement.
        Exhibit "C"     JOA Form
        Exhibit "D"     Geological Requirements
        Exhibit "E"     Well Program and AFE
        Exhibit "F"     List of Mandatory Test Wells

                                   ARTICLE III

                             AREA OF MUTUAL INTEREST

3.1 Area of Mutual Interest (AMI) - NEG and Ivanhoe by execution hereof establish an Area of Mutual Interest covering the Contract Area and additional lands located within the area outlined in red on the plat attached hereto and made a part hereof as Exhibit "B-2". The AMI specifically excludes NEG's currently producing wells, their drillsites and pooled producing units, as set forth on Exhibit "B-3" hereto, except as otherwise provided herein. The AMI shall continue in effect as long as the Parties jointly own Leases within the AMI and shall continue in effect under the JOA until the JOA terminates. The participation interest of each Party in the AMI shall be NEG, Fifty Percent (50%) and Ivanhoe Fifty Percent (50%).

3.2 Acquisition/Option - Should any Party acquire, directly or indirectly, a Lease covering any lands located, fully or partially, within the AMI, and outside the Contract Area, such Party (the "Acquiring Party") shall immediately give written notice thereof to the other Party (the "Non-Acquiring Party"), together with all pertinent details and information, including copies of all instruments of conveyance (including but not limited to, copies of Leases, assignments, subleases, farmouts, and other contracts affecting the Lease acquired), copies of paid drafts or checks and itemized invoices of the actual costs incurred by the Acquiring Party, including any bonus, administrative fees, brokerage, legal and recording costs, and any other direct costs (said actual costs are referred to as "Acquisition Costs"). The Non-Acquiring Party shall have Thirty (30) Days, or Forty-Eight (48) Hours if a rig capable of performing an operation is on location, from receipt of such notice to elect in writing to acquire its proportionate interest in the Lease by paying its proportionate share of the Acquisition Costs and assuming its proportionate share of the Lease obligations. Failure to respond by the deadlines stated herein shall be deemed an election not to participate in the acquisition as described in

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said notice. Failure to pay said proportionate share of Acquisition Costs within
Thirty (30) Days following an election to participate shall result in a forfeiture of the Non-Acquiring Party's interest with the same effect as if said Party had initially elected not to participate. If less than all Parties elect to participate in said acquisition, the lands and/or depths covered by any such Lease acquired shall be excluded from the AMI and the Lease acquired shall not be subject to this Agreement. Ivanhoe agrees it shall not acquire any interests within the Contract Area, except by assignment from NEG under this Agreement, until after it has satisfied and fulfilled the earning requirements hereunder.

3.3 Payment/Assignment - If the Non Acquiring Party elects to participate in such Lease acquisition it shall pay to the Acquiring Party its proportionate share of the Acquisition Costs for such interest, within Thirty (30) Days after receipt of an invoice for said costs. Upon receipt of said payment, the Acquiring Party shall execute and deliver to the Non-Acquiring Party an assignment of the interest due the Non-Acquiring Party, pursuant to which the Non-Acquiring Party shall bear and assume its proportionate share of all obligations, covenants, conditions, requirements, and terms associated with the acquisition. The preceding sentence is solely for the benefit of the Parties to this Agreement and does not benefit any third party and shall not apply to any obligations, covenants, conditions, requirements or terms which were known to the Acquiring Party and not disclosed to the Non-Acquiring Party.

3.4 Encumbrances - Any assignment made pursuant to this Article III shall be free and clear of any encumbrances placed on the assigned Lease in favor of or by the Acquiring Party, except for the NEG ORR, but otherwise shall be made without warranty of title, either express or implied, except by, through, and under the Acquiring Party. The assignment shall be made and accepted subject to, and assignee shall expressly assume its proportionate share of all of the obligations of the assignor pertaining to the assigned Lease, including the NEG ORR.

3.5 Merger - The provisions of this Article III shall not be applicable to acquisitions of leases resulting from mergers, consolidations or reorganizations involving all or substantially all of the properties or assets of the Party.

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3.6      NEG Leases - NEG has acquired certain oil and gas Leases within the AMI and these are identified on Exhibit "A." The lands covered by the NEG Leases together comprise the Contract Area.

3.7 Prospect Fee- Ivanhoe shall pay to NEG the sum of One Hundred Twenty-Five Thousand Dollars ($125,000) as a Prospect Generation Fee, which shall be inclusive of all land costs incurred with respect to the Contract Area to January 1, 2004. The entire Prospect Generation Fee shall be paid to NEG upon execution hereof.

3.8 Performance Requirement- Notwithstanding any other provision herein, neither Party may propose the drilling of a well on the AMI Lands outside of the Contract Area until such time as Ivanhoe has completed the Mandatory Well Drilling Program as described in Article VI hereof.

                                   ARTICLE IV

                    CONSTRUCTION OF THE GAS GATHERING SYSTEM

4.1 Existing Shut-in Gas Wells- NEG has previously drilled, completed and tested the Project Gas Wells that are currently shut-in without hook-up to a gas sales outlet. NEG has obtained permits and rights-of ways for the construction of a gas sales line system, together with surface treatment facilities and meters, to connect said wells to the Calpine gas gathering system. The Estimated Cost of the new gas line and facilities is Six Hundred Thousand Dollars ($600,000). Ivanhoe hereby agrees to fund the construction of said system, up to a maximum cost of Six Hundred Thousand ($600,000). Any costs in excess of Six Hundred Thousand Dollars ($600,000) shall be borne by Ivanhoe as to 50% and NEG as to 50%. Upon execution hereof, Ivanhoe shall pay to NEG the sum of Three Hundred Thousand Dollars ($300,000) as a first installment towards its cost share of the system. NEG shall provide copies of its bids for such construction and copies of the contracts signed for the performance of such work. NEG shall then promptly begin purchase of materials and contract the construction thereof. From time to time, NEG shall Invoice Ivanhoe for the remaining funds necessary to complete construction and testing of the system, and Ivanhoe shall, within Ten (10) Business Days from receipt of said invoices, pay said sums to NEG. Ivanhoe's costs shall be limited to actual costs incurred by NEG; NEG shall receive no cost compensation for its services related to the

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construction thereof, and NEG shall provide Ivanhoe with suitable accounting, including copies of third party invoices, to verify said costs.

4.2 Recoupment of Costs- Upon completion of the gas gathering system and commencement of gas sales from the Project Gas Wells, Ivanhoe shall be entitled to receive from gas sales revenues an amount equal to Sixty-Five Percent (65%) of the net working interest revenue (defined as that revenue remaining after deduction of landowner's and overriding royalties totaling Twenty-Five Percent (25%), operating costs, workover and redrill costs, and provision for severance, production and/or ad valorem taxes) from each of said wells, until Ivanhoe shall have received reimbursement of its full costs incurred in Article 4.1 above, plus One Million Dollars ($1,000,000) as recoupment of Ivanhoe's purchase price for a working interest in the Project Gas Wells as set forth in Article 5.1 below, but in no case shall Ivanhoe's recoupment prior to Payout be greater than One Million Six Hundred Thousand Dollars ($1,600,000). Ivanhoe shall bear Sixty-Five Percent (65%) of operating costs, recompletion,and workover costs prior to Payout. Upon Payout, Ivanhoe shall be assigned a Fifty Percent (50%) working interest in and to each of the Project Gas Wells that are, at that time, still capable of production, together with their Drillsite Spacing Units, limited in depth to the base of the Starkey Sands, as herein defined. Ivanhoe shall additionally be assigned at that time a Fifty Percent (50%) ownership interest in and to the new gas pipeline system and facilities which are connected to the Project Gas Wells. Ivanhoe's interests shall be subject to the terms and conditions of the JOA, attached hereto as Exhibit"C".

                                    ARTICLE V

                 PURCHASE OF INTEREST IN FOUR SHUT-IN GAS WELLS

5.1 Ivanhoe shall, upon execution hereof, pay to NEG, in addition to other payments required hereunder, the sum of One Million Dollars ($1,000,000) to purchase a Fifty Percent (50%) working interest in and to each of the four Project Gas Wells described in Section 4.1 above, together with their respective Drillsite Spacing Units. Said interest shall bear its proportionate share of landowners and overriding royalties totaling Twenty-Five Percent (25%), including the NEG ORR Said interest shall be subject to the terms and conditions of the JOA, attached hereto as Exhibit "C". Notwithstanding the foregoing, prior to Payout, Ivanhoe shall be entitled to receive Sixty-Five Percent (65%) of

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the net working interest proceeds from oil and gas sales from the Project Gas
Wells, as set forth in Section 4.2 above.

                                   ARTICLE VI

                    MANDATORY TEN TEST WELL DRILLING PROGRAM

6.1 Initial Test Well - On or before May 1, 2004, and subject to rig availability and weather conditions, the securing of all requisite permits and any necessary consents of third Parties, NEG, as Operator, shall commence or cause to be commenced, Actual Drilling Operations (as herein defined), of a well ("Initial Test Well") at a legal location, such location shall be mutually agreed upon by the Parties hereto. The Initial Test Well shall be drilled to the Contract Depth. Such Initial Test Well shall be drilled at the Parties' joint cost, risk, and expense as set forth herein with due diligence and in a good, continuous, and workmanlike manner. At such time as the Initial Test Well shall have reached Contract Depth and all logs, surveys, and other tests have been run and made, the Parties shall complete the well as a producer of hydrocarbons or plug and abandon same as a dry hole. The initial cost sharing of the Parties shall be as follows:

         To Casing Point (or through abandonment, including site restoration,) if dry:

                            Ivanhoe         One Hundred Percent (100%)

         After Casing Point:

                            Ivanhoe         One Hundred  Percent (100%)

Prior to commencement of Actual Drilling Operations on the Initial Test Well, Ivanhoe shall pay to NEG One Hundred Percent (100%) of the estimated costs of drilling the Initial Test Well to Casing Point, as set forth on the Well Program and AFE, attached hereto and made a part hereof, as Exhibit "E".

At Casing Point on the Initial Test Well, NEG shall advise Ivanhoe of its decision to complete the well as a potential producer, either in the Starkey Sands as defined, or in a shallower stratigraphic interval, or abandon same as a dry hole. NEG shall prepare and submit to Ivanhoe for such purpose a completion program and AFE for the proposed

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operations. Ivanhoe shall, within forty-eight (48) hours, advise NEG in writing of its intent to join in or not to join in the completion of said well. If, at Casing Point, Ivanhoe does not elect to join in a completion attempt proposed by NEG, or fails to timely respond to NEG's completion recommendation, then Ivanhoe shall have no interest or rights in the Initial Test Well, and its Drillsite Spacing Unit, and NEG may then elect to complete the well at its sole cost and risk. In the event NEG elects to complete the well, the Drillsite Spacing Unit and all production therefrom shall be owned solely by NEG and Ivanhoe shall have no further interest or rights thereto, and NEG shall be responsible for future plugging and abandonment of such well. If Ivanhoe shall make a positive completion election at Casing Point, it shall promptly pay to NEG One Hundred Percent (100%) of the estimated completion AFE costs. Ivanhoe shall further bear One Hundred Percent (100%) of the cost of tying said well into a gas sales line, including surface facilities.

6.2 Additional Mandatory Test Wells- Immediately after the Initial Test Well is drilled and completed or abandoned as a dry hole, as the case may be, NEG shall commence or cause to be commenced the drilling, in seriatim, of nine
(9) additional Mandatory Test Wells, to test the Starkey Sands at locations mutually agreeable to NEG and Ivanhoe, in the Contract Area. Cost sharing for the nine Mandatory Test Wells shall be the same as the Initial Test Well, including gas sales lines and facilities. The nine (9) Mandatory Test Wells shall be drilled in seriatim, using one (1) string of tools, and Ivanhoe shall make a separate completion election at Casing Point for each of said wells. The rights and obligations of each Party with respect to the completion elections and their interests and cost sharing shall be the same for each of the Mandatory Test Wells as for the Initial Test Well. NEG shall invoice Ivanhoe for its full cost share to Casing Point of each of the Mandatory Test Wells at such time as required under the operative drilling contract and, furthermore, as each Mandatory Test Well reaches Casing Point NEG shall invoice Ivanhoe by AFE for its share of completions costs. Ivanhoe shall promptly pay in full each of said invoices to NEG. Upon reaching Casing Point on each Mandatory Test Well, Ivanhoe shall make a completion election and payment as in the Initial Test Well, based on AFE's prepared by NEG and the rights and obligations of each of Ivanhoe and NEG with respect thereto, shall be the same as for the Initial Test Well as set forth above. It is understood by both Parties that promptly after completion of each AFE, NEG will provide Ivanhoe with an accounting of costs incurred for each Mandatory Test Well as required

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by Exhibit "C" of the JOA and that NEG will either invoice Ivanhoe for costs incurred in excess of the approved AFE amount or refund to Ivanhoe those amounts advanced by Ivanhoe and not spent on the AFE.

6.3 Substitute Test Well - If, because of encountering impenetrable substances or because of other conditions making further drilling impracticable NEG discontinues drilling any Mandatory Test Well before the Contract Depth requirement therefor is satisfied, NEG and Ivanhoe shall mutually agree to drill a Substitute Well, at any legal location selected by NEG and Ivanhoe within the Contract Area, provided the actual drilling of said Substitute Well is commenced no later than Thirty (30) Days after the abandonment of the Mandatory Test Well (or such later date, not to exceed Ninety (90) Days, as NEG, acting with reasonable diligence and prudence is able to secure a rig and all necessary permits and consents). In such case, Ivanhoe shall have the right to participate in the drilling of the Substitute Well, and each said additional Substitute Well, paying the same share of costs and bearing the same risk as in the Mandatory Test Well; provided, however, Ivanhoe shall not be obligated to participate in drilling more than one Substitute Well with respect to any Mandatory Test Well. Such Substitute Well shall be drilled in a manner and to the Contract Depth specified for the Mandatory Test Well. If a Substitute Well is commenced and drilled, as herein provided, and Ivanhoe shall have participated in each said Mandatory Test Well and Substitute Well, then Ivanhoe shall have complied with this Agreement with respect to that well, to the same extent as if the Mandatory Test Well had been commenced and drilled in accordance herewith. Each reference herein to a Test Well shall include any Substitute Well therefor. If the first Substitute Well is discontinued because of encountering impenetrable substance or because of other conditions making further drilling impracticable, NEG and Ivanhoe shall mutually agree to drill a second and subsequent Substitute Well and Ivanhoe shall have the right to participate therein under the same terms and conditions as provided herein. Each reference herein to a Mandatory Test Well shall include any Substitute Well therefor.

6.4 Completion of the Mandatory Test Well Program- Upon completion or abandonment of the tenth (10th) Mandatory Test Well, provided Ivanhoe shall have made all positive elections and payments theretofore required hereunder, Ivanhoe shall be deemed to have earned its interests, as further set forth in Article VIII, in and to each

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Mandatory Test Well drilled and completed as a producer of oil and/or gas in paying quantities, together with its Drillsite Spacing Unit; and shall have earned the right to make an election to participate in the Optional Test Well Program Should Ivanhoe fail, for any reason, to complete its obligations with respect to the Mandatory Test Well Program, it shall not earn any interest in any of the Mandatory Test Wells theretofore drilled, their Drillsite Spacing Units, or the Contract Area and the NEG leaseholds, except that Ivanhoe shall retain its interests in the gas pipeline and four Project Gas Wells and their spacing units as described in Articles 4.1 and 5.1 hereof. In such case, Ivanhoe shall have no further rights to drill within the Contract Area, to participate in the Optional Test Well Program, or to participate in a Deeper Exploration Well. Ivanhoe shall, however, retain its full interests and rights with respect to its other interests within the AMI, outside of the Contract Area.

                                   ARTICLE VII

                         TEN OPTIONAL TEST WELL PROGRAM

7.1 Optional Test Wells- When the Mandatory Ten Test Well Program has been completed and Ivanhoe has completed all of its obligations relative thereto (but in no event later than Thirty (30) Days subsequent to the cementing of casing or abandonment of the last well drilled thereunder), Ivanhoe shall make an election in writing whether or not to participate in the Optional Test Well Program. In the event Ivanhoe shall make a positive election, it shall be bound to participate in the drilling of each of the ten Optional Test Wells to Casing Point, and to pay its proportional cost shares thereof as shown below, based on AFEs prepared and submitted by NEG for each well, and NEG, as Operator, shall commence or cause to be commenced the drilling in seriatim of said Optional Test Wells, using one (1) string of tools, at mutually agreeable locations in the Contract Area, to depths sufficient to test the Starkey sands (Contract Depth) as previously defined herein. NEG shall invoice Ivanhoe for Ivanhoe's full cost share of the Optional Test Wells and Ivanhoe shall pay its full cost share, in the same manner as for the Mandatory Test Wells. The cost and risk sharing of the Optional Test Wells to the Parties shall be as follows:

  To Casing Point

                 NEG         Thirty-Three and One- third Percent (33-1/3%)
               Ivanhoe       Sixty-Six and Two-Thirds Percent (66-2/3%)

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After Casing Point:

                 NEG         Thirty-Three and one Third Percent (33-13%)
               Ivanhoe       Sixty-Six and Two Thirds Percent  (66-2/3%)

Upon reaching Casing Point on each of said Optional Test Wells, NEG as Operator shall advise Ivanhoe of its recommendation to plug and abandon or complete same as a potential producer. Each Party shall, within forty-eight (48) hours, make its separate completion election in writing. In the event one Party elects to complete and the other party does not, then the Completing Party shall assume the full cost and risk of the completion attempt including abandonment of the well and site clean-up and/or installation of a gas sales line and surface facilities appurtenant thereto. In such case, the Completing Party shall own the well and its Drillsite Spacing Unit, gas sales line, and the production therefrom, and the non-participating Party shall have no further ownership, rights or interests therein or thereto. NEG shall prepare an AFE and invoice for any proposed completion, and, if Ivanhoe shall make a positive completion election, it shall promptly pay to NEG its full cost share of the invoiced completion costs. Cost sharing of gas pipelines and facilities for each of the Optional Test Wells, which are completed by both Parties, shall be shared NEG as to Thirty-Three and One-Third Percent (33-1/3%) and Ivanhoe Sixty-Six and Two-Thirds Percent (66-2/3%). It is understood by both Parties that promptly after completion of each AFE, NEG will provide Ivanhoe with an accounting of costs incurred for each Optional Test Well as required by Exhibit "C" of the JOA and that NEG will either invoice Ivanhoe for costs incurred in excess of the approved AFE amount or refund to Ivanhoe those amounts advanced by Ivanhoe and not spent on the AFE.

If Ivanhoe does not join in the drilling of any Optional Test Well for any reason, or fails to timely pay its proportionate cost share thereof if it joins in the completion of the well, Ivanhoe shall have no rights or interest in and to the Contract Area, the NEG Lands or other Leases within the Contract Area, or any wells or Drillsite Spacing Units, other than the interests (i) previously earned by Ivanhoe in each of the Mandatory Test Wells, as set forth in Article VII hereof and (ii) the Project Gas Wells set forth in Article IV hereof.

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                                  ARTICLE VIII

                               EARNING CONDITIONS

8.1 Interests earned For Each of the Mandatory Test Wells - If, (a) after NEG, as Operator, has drilled a Mandatory Test Well to Contract Depth, and (b) Ivanhoe has paid its full share of well costs of said well to Casing Point, and
(c) if Ivanhoe shall at Casing Point have made an election to complete same as a potential producer, and (d) Ivanhoe has subsequently paid its full share of costs incurred in the completion and testing of the Mandatory Test Well, and (e) if NEG, as Operator, completes the well as a well capable of producing hydrocarbons in paying quantities (at Contract Depth or a lesser depth), then Ivanhoe shall earn an assignment of its interests hereunder from NEG. Ivanhoe's assignment shall be a Sixty Percent (60%) Working Interest in the Mandatory Test Well and Leases attributable to its Drillsite Spacing Unit. Upon Payout of each of the ten (10) Mandatory Test Wells, Ivanhoe's interest in each Mandatory Test Well and its Drillsite Spacing Unit and the gas sales line and facilities shall be reduced to Fifty Percent (50%). In the event a Mandatory Test Well is abandoned as a dry hole, Ivanhoe shall have earned no interest in that Mandatory Test Well or its Drillsite Spacing Unit. In the event Ivanhoe shall earn an interest in the Contract Area, NEG shall retain all rights of drill through and pass through and shall retain full and unrestricted ownership of mineral rights not earned by and assigned to Ivanhoe, and shall retain surface and subsurface usage rights to drill for and produce oil and gas from the Contract Area and adjacent lands. When all ten Mandatory Test Wells have been drilled and completed, or abandoned as the case may be, NEG shall prepare and deliver to Ivanhoe an assignment of its interests previously earned.

8.2 Interests earned in Optional Test Wells - If Ivanhoe has made a positive election to participate in the Optional Test Well Program and made all necessary subsequent positive elections, including completion elections, and paid all amounts due to NEG for each of the additional Optional Test Wells and their associated gas sales lines and facilities, Ivanhoe shall be assigned, on a well by well basis, a Sixty Six and Two-Thirds Percent (66-2/3%) working interest in each Optional Test Well and the Leases attributable to its Drillsite Spacing Unit. Upon Payout of each of the Optional Test Wells, Ivanhoe's interest in said wells, their Drillsite Spacing Unit and the gas sales line and appurtenant facilities shall be reduced to Fifty Percent (50%).

8.3 Earning for Entire Contract Area- When the last of the Mandatory Test Wells, and the last of the Optional Test Wells have been drilled and completed as a producer or abandoned as a dry hole, and provided Ivanhoe has complied with all requirements hereunder, including timely payment of all sums due hereunder, Ivanhoe shall be deemed to have earned a Fifty Percent (50%) working interest in and to the remainder of the Leases within the Contract Area, limited in depth to the base of the Starkey Sands, (as well as those wells and Drillsite Spacing Units previously earned) and NEG shall promptly convey to Ivanhoe its assignment of interests thereto. Should Ivanhoe fail to complete any of its obligations with respect to the Mandatory Test Wells and all Optional Test Wells, then it shall not earn interests in the entire Contract area, but its interests shall be limited in such case to the Test Wells previously drilled and completed, and their respective Drillsite Spacing Units.

8.4 Subsequent Operations on the AMI Lands- Neither Party may propose the drilling of a Test Well on the AMI Lands outside of the Contract Area until all ten Mandatory Test Wells have been drilled and completed or abandoned. In the event that Ivanhoe shall make a positive election to drill the Optional Test Wells, no Party shall propose a Test Well on the AMI Lands outside of the Contract Area until such time as the last of the Optional Test Wells has been drilled.

8.5 Proportionate Reduction - If any of the Leases subject to or contributed to this Agreement are less than the full Lessee's interest therein, then the NEG ORR, and the Working Interests shall be reduced proportionately to the actual interests owned. In the event any of the Leases cover less than the entire mineral estate, the NEG ORR, and the Working Interest assigned shall be reduced proportionately to the actual interest leased under the Leases.

                                   ARTICLE IX

                          DEEPER POOL TEST AND EARNING

9.1 Deeper Exploration Well- When Ivanhoe has completed its obligations hereunder for completing or abandoning the ten Mandatory Test Wells, and completed all of its requirements and obligations relative thereto, including payment of all sums due hereunder, within Thirty (30) Days, Ivanhoe shall make an election, in writing, whether or not to participate in the drilling of a Deeper Exploration Well, which shall be drilled at a legal location in the Southwest Quarter of Section 25, T12N/R2E, M.D.B.&M, to a total depth of 9500 feet or the Top of Basement, whichever is the shallower. In the event of Ivanhoe's positive election, NEG, as Operator, will promptly drill or cause to be drilled the subject well, and Ivanhoe shall in such case bear One Hundred Percent(100%) of the costs and risk of drilling the well to Casing Point (including the setting of intermediate casing as necessary). At Casing Point, Ivanhoe shall make an election upon receiving forty-eight (48) hours notice, whether to complete or abandon same, pursuant to a recommendation which will be made by NEG. In the event it elects to complete, Ivanhoe shall bear One Hundred Per Cent (100%) of the cost of completing, testing and equipping the Deeper Exploration Well, including the gas sales line and surface facilities appurtenant thereto. In the event the Deeper Exploration Well is drilled and completed as a producer and Ivanhoe has elected to complete same and paid all amounts due hereunder, then Ivanhoe shall be deemed to have earned, and NEG shall promptly assign to Ivanhoe, a Sixty-Six and Two-Thirds Percent (66-2/3%) interest in and to the well, the Drillsite Spacing Unit Leases (which in such case shall be a regular 160 acre quarter section, having the well as its center point, extending vertically from the surface of the ground to 100 feet below the surface of the Basement Complex) and a 50% interest in the balance of the Contract Area, limited in depth to those horizons lying between the base of the Starkey Sands and One Hundred Feet (100') below the Top of the Basement Complex. Upon Payout of the Deeper Exploration Well, as hereinabove defined, NEG and Ivanhoe will each own a Fifty Percent (50%) interest in and to the well and its Drillsite Spacing Unit Leases. In the event Ivanhoe shall either (a) elect not to drill the Deeper Exploration Well, or (b) elect to drill said well, but having drilled said well but subsequently fails to join in a proposed completion attempt, if so recommended by NEG; then in such case, Ivanhoe shall have no interest or rights with respect to the Contract Area, except as to those shallow rights previously earned hereunder.

                                    ARTICLE X

                             ASSIGNMENT OF INTERESTS

10.1 Delivery of Assignment - Unless otherwise provided herein, any assignment due either Party, shall be delivered in a form suitable for recording within Fifteen (15) Days of the occurrence of any earning event.

                                   ARTICLE XII

                                  DELAY RENTALS

11.1 Rentals due under Contract Area- Notwithstanding any other provision herein, Ivanhoe shall bear, and reimburse NEG, as rentals become due, Fifty Percent (50%) of all NEG Lease rentals accruing from the January 1, 2004, which share shall not exceed Fifteen Thousand Dollars ($15,000) per month. NEG shall furnish Ivanhoe with a monthly invoice, with copies of rental checks paid to lessors. Ivanhoe shall also bear Fifty Percent (50%) of all costs of renewals and rentals throughout the term of this Agreement, until such time as it has earned its full interests hereunder.

11.2 Payment of Delay Rentals - Subject to the terms and provisions of this Agreement, the Party who contributed a Lease (e.g., NEG, in the case of the NEG Leases, and the Acquiring Party, in the case of the Lease acquired pursuant to the AMI) (hereinafter the "Administering Party") shall be responsible for and shall make a diligent effort to pay each delay rental or other Lease maintenance payment for such Lease as to the portion thereof within the AMI. The Administering Party shall not be liable to the other Party for any loss resulting from an inadvertent failure to timely make said payments. After such time as Ivanhoe has earned the right to receive an assignable interest hereunder, which is subject to the terms of this Agreement and the terms of the JOA, in the case of a conflict between the JOA and this Article, the terms of the JOA shall prevail.

11.3 Other Party Elections - The other Party shall have Fourteen (14) Days after receipt of an invoice from the Administering Party of a delay rental or other Lease maintenance payment, or a notice of a delay rental or other Lease maintenance payment coming due within which to notify the Administering Party, in writing, of its election to pay its share of such payment. If it elects to pay its share, the other Party shall pay the Administering Party its share of such payment within Thirty (30) Days after the Administering Party's receipt of such election. In the event the other Party elects not to pay its share and the Administering Party makes the payment, the other Party shall, upon the written request of the Administering Party, assign to the Administering Party such portions of the other Party's interest in the Lease as would be maintained by such payment.

11.4 Administering Party's Election not to Pay - Should the Administering Party elect not to pay its share of any delay rental or other Lease maintenance payment, such Party shall notify the other Party at least Thirty (30) Days prior to the date on which such payment is due. The other Party shall have Fourteen
(14) Days after receipt of said notice within which to notify the Administering Party of its election to pay the full amount of such payment. In the event the other Party elects to make the full payment, unless otherwise agreed, the Administering Party shall make the payment on behalf of the other Party, and the other Party shall reimburse the Administering Party and the Administering Party shall assign to the other Party such portion of the Administering Party's interest in the Lease as would be maintained by such payment. Failure to make an election shall be an election to agree to not pay.

                                   ARTICLE XII

                            JOINT OPERATING AGREEMENT

12.1 Operations - Except as otherwise provided herein, or in the JOA, the costs, risk, and expenses shall be based on each Party's Working Interest. All operations hereunder shall be governed in accordance with the terms and conditions of the JOA attached hereto as Exhibit "C" and made a part hereof. The Parties shall execute the JOA simultaneously with the execution hereof. NEG shall be designated Operator under the

JOA. In the event of a conflict between the terms and conditions of this Agreement and the JOA, the terms and conditions of this Agreement shall prevail.

                                  ARTICLE XIII

                         INFORMATION, TESTS, AND NOTICES

13.1 Furnishing of Data - Ivanhoe's authorized representatives shall, at all times, and at its sole risk, have full and free access to the rig floor. NEG shall obtain and furnish to Ivanhoe all information on the each Test Well, consistent with common industry practice. NEG, with the consent of Ivanhoe, shall, at its discretion, test any oil and/or gas shows encountered which they jointly judge warrant testing. NEG shall keep an accurate and detailed log of each well drilled hereunder, and shall comply with all the requirements set out in Exhibit "E", entitled "Geological Requirements", attached hereto. In addition, Ivanhoe shall have access to NEG's seismic data in NEG's office covering the AMI.

                                   ARTICLE XIV

                        CONDUCT OF OPERATIONS/ABANDONMENT

14.1 Diligent Operations and Abandonment - For any Test Well, NEG shall conduct all operations hereunder at the Parties' joint cost, risk, and expense in the proportions provided herein. All such operations shall be prosecuted with due diligence, in a good and workmanlike manner, and without unreasonable delays. When the Test Well reaches the Contract Depth and has been tested as herein provided, NEG, as Operator, shall either complete the same as a producer, or plug and abandon the same, in accordance with all applicable laws and regulations and the provisions of this Agreement; provided however, that if NEG desires to abandon any well as a dry hole, NEG shall so notify Ivanhoe and Ivanhoe shall then have forty-eight (48) hours to elect to take over such well and attempt to complete it at Ivanhoe's sole cost, risk, and expense. Should Ivanhoe take over the well, NEG shall relinquish all rights thereto, including the materials and equipment used in connection therewith, free and clear of all liens and encumbrances not existing as of the date of this Agreement. Ivanhoe shall pay to NEG the fair market value of such material and of the salvageable in-hole equipment, less the estimated cost of salvage (only in the event NEG has paid for any part of the well), and Ivanhoe shall become responsible for the rig time costs. Upon any such takeover, all rights and ownership of NEG pertaining to the well and its Drillsite Spacing Unit (limited to those depths lying above the deepest producing interval open in the well) shall automatically terminate and Ivanhoe shall be solely responsible for the completion and abandonment of the well and shall indemnify and hold NEG harmless from any cost or loss relating thereto. The conditions described hereinabove shall also apply to NEG if it desires to take over a well that Ivanhoe desires to abandon.

                                   ARTICLE XV

                                 TITLE WARRANTY

15.1 Titles and Curative Work - NEG does not warrant title of any kind, express or implied, with respect to the NEG Leases and NEG shall not be obligated to perform any curative work, or to furnish any materials with respect thereto, other than copies of such title opinions and other relevant documents as Ivanhoe may have in its possession. Nevertheless, during the term of this Agreement or the JOA, any curative work by NEG or Ivanhoe shall inure to the benefit of the other Party who shall be promptly furnished with copies of all opinions and curative instruments pertaining to the Leases. NEG shall make available to Ivanhoe, upon request, all of NEG's records and Lease files pertaining to the Leases. To the extent that title to one or more of the Leases included in the Drillsite Spacing Unit for well, is such that a reasonable and prudent Operator would require curative action to be taken, NEG may undertake such curative action, in which case, the time in which NEG has to commence the drilling of a well shall be extended by the period of time necessary for NEG to complete such curative work.

                                   ARTICLE XVI

                              RELATIONSHIP/TAXATION

16.1 Relationship of the Parties - This Agreement does not create, and shall not be construed to create, a partnership, association, joint venture or fiduciary relationship of any kind or character between the Parties, and shall not be construed to impose any duty, obligation or liability arising from such a relationship by or with respect to any Party. Notwithstanding any provisions herein that the rights and liabilities hereunder are several and not joint or collective or that the Agreement and the operations hereunder shall not constitute a partnership, each Party elects to be excluded from the application of all or any part of the provisions of Subchapter "K", Chapter 1, Subtitle "A", Internal Revenue Code of 1986, as amended, or similar provisions of applicable state laws.

                                  ARTICLE XVII

                                  FORCE MAJEURE

17.1 Force Majeure - If either Party is rendered unable, wholly or in part, by Force Majeure, to carry out its obligations under this Agreement, other than the obligations to pay money, that Party shall give the other Party prompt written notice of the Force Majeure with reasonably full particulars concerning it; thereupon the obligations of the Party giving the notice, so far as they are affected by the Force Majeure, shall be suspended during the continuance of the Force Majeure, and such additional time thereafter as the affected Party reasonably requires under the circumstances to carry out its obligations. The affected Party shall use all reasonable diligence to remove the Force Majeure situation and resume the performance of its obligations as quickly as practicable. The requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the Parties involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the Party concerned.

         The term "Force Majeure" shall mean an act of God, strike, lockout or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental delay, restraint or inaction, unavailability of equipment, terrorist acts, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming suspension.

                                  ARTICLE XVIII

                                   ASSIGNMENTS

18.1 Right to Assign Agreement - Neither NEG nor Ivanhoe shall have the right to assign part or all of its rights, interests, and obligations under this Agreement without the written consent of the other Party. The terms, covenants, and conditions of this Agreement shall be binding upon, and shall inure to the benefit of the Parties hereto and their respective heirs, successors, and permitted assigns; and said terms, covenants, and conditions shall be covenants running with the lands covered hereby and the leasehold estates therein, and with each transfer or assignment of said lands or leasehold estates. NEG or Ivanhoe shall assign no rights hereunder without the prior written consent of the other Party, promptly notifying the other Party of the assignment, the name and address of such assignee and the contact person of such assignee, which consent shall not be unreasonably delayed or withheld. NEG or Ivanhoe may delegate any of its duties, or assign any of its interests under this Agreement to one or more of its Affiliates, including the right to delegate to an Affiliate the Operatorship under this Agreement and the JOA. Ivanhoe will provide NEG with a recordable acquittance of any rights of Ivanhoe hereunder, which have lapsed or terminated, within 5 days after NEG's therefor.

                                   ARTICLE XIX

                                    INSURANCE

19.1 Insurance Requirements - Before commencing any operations within the Contract Area, pursuant to this Agreement, NEG shall procure and shall thereafter maintain in force during the term of this Agreement, at the Operator's expense, the insurance hereinafter described, covering all of the operations to be performed hereunder by NEG:

         (a) Workers' Compensation and Occupational Disease Insurance, satisfying the legal requirements of the State of California and Employers Liability Insurance with a minimum of at least One Million Dollars ($1,000,000) per occurrence.

         No other insurance shall be carried by Operator for the benefit of the Joint Account; however, the Operator and each Non-Operator shall provide and maintain in force the following minimum limits of insurance, at its sole expense and for its own benefit, covering operations on lands subject to this Agreement.

         (b) Commercial General Liability Insurance, including sudden and accidental pollution liability and personal injury blanket contractual liability and property damage, with coverage of at least One Million Dollars ($1,000,000) combined single limit or the equivalent; Comprehensive Automobile Liability Insurance, including personal injury and property damage, with coverage of at least One Million Dollars ($1,000,000) combined single limit or equivalent; and Products Liability and Completed Operations coverage of at least One Million Dollars ($1,000,000) combined single limit or the equivalent.

         (c) Umbrella Liability Insurance, with at least Ten Million Dollars ($10,000.000) combined and single limit per occurrence.

         (d)      Control of well seepage and pollution, and well
         Restoration/Redrill Insurance with a combined single limit of at least Three Million Dollars ($3,000,000) per occurrence for each of the Mandatory Test Well and Optional Test Wells and $Five Million Dollars ($5,000,000) for the Deeper Exploration Well.

         (e) Each and every Policy required in (b), (c) and (d) above shall name the other Party as an additional insured with a waiver of subrogation to the extent permitted by the issuer.

                  Before commencing any work hereunder, each Party shall furnish to the other Party Certificates of Insurance evidencing the issuance of the policies of insurance providing the types of coverage and limits of liability prescribed above, and certifying that the other Party shall be given not less than Thirty
         (30) Days written notice prior to any material change, substitution or cancellation prior to the normal expiration dates. Both Parties agree to mutually waive subrogation in favor of each other on all insurances carried by each Party and/or obtain such waiver from the insurance carrier if so required by the insurance contract. If such waiver is not obtained, the Party failing to do so shall indemnify the other Party for any claim by an insurance carrier arising out of subrogation. (O.K.)

                  NEG shall require all contractors and subcontractors working or performing services hereunder to comply with the Worker's Compensation and Employer's Liability laws, both State and Federal, and to carry Commercial General Liability and such other insurance in accordance with industry standards.

                                    ARTCLE XX

                                     DEFAULT

20.1 Failure to Comply - If Ivanhoe or NEG, as the case may be, fails to comply with any of the provisions of this Agreement, the other Party at its option, may terminate this Agreement by giving the defaulting Party Fifteen (15) Days written notice specifying in detail the cause for termination, in which case the defaulting Party may within Ten (10) Days of its actual receipt of such notice commence to cure the cause or causes specified in the notice. If the defaulting Party , acting with reasonable prudence and dispatch cures the cause or causes, this Agreement shall not terminate. If the defaulting Party does not commence and actually cure such cause, this Agreement shall terminate; provided that in so doing, the non-defaulting Party shall not waive or otherwise be precluded from exercising any other rights or remedies, at law or in equity, which it may have for breach of this Agreement, or failure to perform this Agreement in whole or in part.

                                   ARTICLE XXI

                                     NOTICES

21.1 Notices - All notices between the Parties authorized or required by any of the provisions of this Agreement, unless otherwise specifically provided, shall be given in writing and delivered in person, by mail, e-mail, courier service or telegram, postage or charges prepaid or by telex or telecopier and addressed to the Party to whom the notice is given as follows.

         NEG:                       THE NAHABEDIAN EXPLORATION GROUP, LLC

         Street Address:            214 West Aliso Street
                                    Ojai, CA 93023

         Attention:                 Mark Nahabedian

         Telephone:                 805-646-4276

         Facsimile:                 805-646-3476

         IVANHOE:                   IVANHOE ENERGY (USA) INC.

         Street Address:            1200 Discovery Drive, Suite 301
                                    Bakersfield, CA 93309

         Mailing Address:           P.O. Box 9279
                                    Bakersfield, CA 93389-9279

         Attention:                 Michael Stark
                                    Exploration Department

         Telephone:                 661-869-8312

         Facsimile:                 661-325-2961

         E-mail:                    mstark@ivanhoeenergy.com

         The originating notice given under any provision hereof shall be deemed given only when received by the Party to whom such notice is directed, and the time for such Party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail or with the courier service, with postage or charges prepaid, or upon transmission by facsimile or telecopier. Each Party shall have the right to change its address at any time, and from time to time by giving written notice thereof to the other Party.

                                  ARTICLE XXII

                   ADDITIONAL TERMS, PROVISIONS, AND COVENANTS

22.1 Time and Specific Performance of Essence - Time and specific performance are of the essence of this Agreement. Where this Agreement provides that certain periods of time are to commence upon the completion or abandonment of a well, such completion or abandonment shall be deemed to occur when the rig then on such well is released therefrom.

22.2 Laws and Regulations; Applicable Law - NEG shall comply with and conduct its operations hereunder in accordance with all applicable laws, ordinances, rules, and regulations. This Agreement shall be construed and interpreted under and in accordance with the laws of the State of California.

22.3 Headings - The underlined headings used throughout this Agreement are for administrative convenience only and shall be disregarded for purposes of construing this Agreement.

22.4 Waiver - Any of the terms, provisions, covenants, representations or conditions hereof may be waived only by a written instrument executed by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any Party of any condition or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

22.5 Press Releases - No Party shall distribute any information or photographs concerning operations hereunder to the press or other media without the approval of the other Party. In the event of a requirement by a regulatory agency [including the Securities Exchange Commission of the U.S. or regulatory authorities of Canada, or any stock exchange on which the securities of a Party or its Affiliate (to the extent the Affiliate either owns a majority interest in a Party, or a Party owns a majority interest in the Affiliate) are listed, or of an emergency involving extensive property damage, operations failure, loss of human life or other clear emergency, the Parties are deemed authorized to furnish such minimum, strictly factual information as is necessary to satisfy requirements of appropriate regulatory authorities, or the legitimate public interest on the part of the press, other media, and duly constituted authorities if time does not permit the obtaining of prior approval by the other Party, but the Party furnishing such information shall promptly advise the other Party of the information so furnished.

22.6 Amendments - This Agreement may be amended, modified, changed, altered or supplemented only by written instrument duly executed by the Parties specifically for such purpose and which specifically refers to this Agreement.

22.7 Conflicts - In the event of a conflict between provisions of this Agreement and those contained in any of the agreements attached hereto, the provisions of this Agreement shall prevail.

22.8 Arbitration - Any disputes, claims or controversies connected with, arising out of or related to this Agreement and the rights and obligations created herein, or the breach, validity, existence or termination hereof, which cannot be resolved amicably, shall be settled by binding Arbitration to be conducted in accordance with the Commercial Rules of Arbitration of the American Arbitration Association, except as such Commercial Rules may be changed by the
Section 9.14. The disputes, claims or controversies shall be decided by three
(3) independent arbitrators (that is, arbitrators having no substantial economic or other material relationship with the Parties), one (1) to be appointed by each of the Parties hereto within Fourteen (14) Days following the date that one Party notifies the other Party in writing that it is electing to commence arbitration proceedings, and the third to be appointed by the two (2) so appointed within Five (5) Days following the appointment of such two (2) arbitrators. Should either Party refuse or neglect to join in the timely appointment of the arbitrators, the other Party shall be entitled to select both arbitrators. The arbitrators shall have Ninety (90) Days after the selection of the third arbitrator within which to allow discovery, hear evidence, and issue their decision or award and shall in good faith attempt to comply with such time limits; provided, however, if two (2) of the three (3) arbitrators believe additional time is necessary to reach a decision, they may notify the Parties and extend the time to reach a decision in thirty (30) Day increments, but in no event to exceed an additional Ninety (90) Days. The decision or award of the arbitrators shall be in writing and shall state their detailed reasoning for the award. Discovery of evidence shall be conducted expeditiously by the Parties, bearing in mind the Parties desire to limit discovery and to expedite the decision or award of the arbitrators at the most reasonable cost and expense of the Parties. Judgment upon an award rendered pursuant to such Arbitration may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award, and an order of enforcement, as the case may be. The place of Arbitration shall be Bakersfield, California. All questions arising out of this Agreement and their rights and obligations created herein, or its validity, existence, interpretation, performance or breach shall be governed by the laws of the State of California, without regard to conflict of laws principles. The arbitrators shall not award consequential or punitive damages to either Party. The costs and expenses of the arbitration proceeding, including the fees of the arbitrators and all costs and expenses, including legal fees and witness fees, incurred by the prevailing Party, shall be borne by the losing Party.

22.9 Limitations On Liability - In no event will any Party be liable to the other Party for any indirect, consequential, exemplary or punitive damages.

22.10 Entire Agreement - When executed by the duly authorized representatives of NEG and Ivanhoe this Agreement shall constitute the entire agreement between the Parties regarding the drilling of the test wells, the NEG Leases, and the Area of Mutual Interest and shall supersede and replace any and all other writings, understandings or memoranda of understanding entered into or discussed prior to the execution date hereof.

22.11 Savings Clause - If any part or portion of this Agreement is held to be invalid, such invalidity of any such part or portion shall not affect any remaining part or portion hereof.

22.12 Corporate Authority - The Parties represent that, as of the date of the execution hereof, they are corporations or limited liability companies duly authorized, validly existing, and in good standing under the laws of the states of their incorporation and are qualified and authorized to do business in the State of California and that all requisite corporate power and authority to execute, deliver, and effectuate this Agreement have been duly obtained.

22.13 Further Assurances - Each Party shall promptly execute, acknowledge, and deliver to the other Party such other instruments and take such other action as may be necessary or convenient in order to effect the transactions contemplated in this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.

                                   IVANHOE ENERGY (USA) INC.

                                   BY: /s/ Michael P. Stark
                                       ----------------------------------------
                                           Michael P. Stark
                                           Vice President, Exploration and Land

                                   THE NAHABEDIAN EXPLORATION
                                   GROUP, LLC

                                   BY: /s/ Mark A. Nahabedian
                                      -----------------------------------------
                                            Mark A. Nahabedian
                                            Managing Member

                                   EXHIBIT "A"

         TO THAT CERTAIN FARMOUT AND EXPLORATION AGREEMENT DATED FEBRUARY 17, 2004 MAD BY AND BETWEEN THE NAHABEDIAN EXPLORATION GROUP LCC AND IVANHOE ENERGY
(USA) INC. DBA USA IVANHOE ENERGY, INC., IN CALIFORNIA

------------------------------------------------------------------------------------------------------------------------------------
                                                                TERM/
              LESSOR               LESSEE LEASE NO. LEASE DATE   YRS   LOR  RECORDING INFO.  COUNTY  EXPIRES
------------------------------------------------------------------------------------------------------------------------------------
    Ray Massoni & Marie Estelle    Hamar    SU-1      5/10/01     3    20%  7/24/01 #13084   Sutter  5/10/04
 Massoni, as Trustees of the Ray
  and Marie Massoni Family Trust
        dated July 24,1990
------------------------------------------------------------------------------------------------------------------------------------
 Heidrick & McGinnis Properties,   Hamar    SU-2      5/10/01     3    20%  7/24/01 #13093   Sutter  5/10/04
    L.P. a California Limited
Partnership, By Edith I. Heidrick
 and Gloria J. McGinnis, Trustees
 of the Gloria J. McGinnis Trust,
       its General Partner
------------------------------------------------------------------------------------------------------------------------------------
 William P. Dougherty & Carol D.   Hamar    SU-3a     4/03/01     5    1/5  7/24/01 #13079   Sutter  4/3/06    the SE4NE4 and the
   Doughterty, Trustees of the                                                                                   NE4SW4 of Sec.
William P. and Carol D. Dougherty                                                                               31-12N-3E will be
  Trust dated November 30. 1993                                                                                burdened with a 25%
                                                                                                               total royalty, the
                                                                                                              balance of the acreage
                                                                                                              will be burdened with
                                                                                                               a 23% total royalty
------------------------------------------------------------------------------------------------------------------------------------
John B, Gorin, Joseph P. Gorin, &  Hamar    SU-3b     3/12/01     5    1/5  7/24/01 #13080   Sutter  3/12/06    the SE4NE4 and the
  Mary Amelia Gorin, Mary Amelia                                                                                  NE4SW4 of Sec.
  Gorin, as Trustee of the Mary                                                                                  31-12N-3E will be
    Amelia Gorin Skip Trust as                                                                                  burdened with a 25%
  established under the Joan D.                                                                                 total royalty, the
   Gorin 1991 Trust, Joseph P.                                                                                balance of the acreage
 Gorin, as Trustee of the Joseph                                                                               will be burdened with
      P. Gorin Skip Trust as                                                                                    a 23% total royalty
  established under the Joan D.
  Gorin 1991 Trust, Mary Amelia
    Gorin, as Trustee of Mary
  Amelia's Skip Trust under the
Will of Henry J. Gorin, deceased,
 Joseph P. Gorin, as Trustee of
 Joseph's Skip Trust under the
    Will of Henry J. Gorin,
    deceased,John B. Gorin, as
Trustee of the John B. Gorin Skip
  Trust as established under the
  Joan D. Gorin 1991 Trust, and
  John B.. Gorin, as Trustee of
   John's Skip Trust under the
 Will of Henry J. Gorin, deceased
------------------------------------------------------------------------------------------------------------------------------------
 Jeffrey S. Norton, as Trustee of  Hamar    SU-4      5/10/01     3    20%  7/24/01 #13094   Sutter  5/10/04
 the Jeffrey S. Norton Revocable
    Trust dated April 8, 1996
------------------------------------------------------------------------------------------------------------------------------------
  David L Richter. & Kimberly M.   Hamar    SU-5      5/16/01     3    1/5  7/24/01 #13085   Sutter  5/16/04
         Richter
------------------------------------------------------------------------------------------------------------------------------------
    Bryan Fairlee and Marjorie     Hamar    SU-6      3/16/01     5    1/6  7/24/01 #13078   Sutter  3/16/06
 Fairlee as Trustees of the Brian
and Marjorie Fairlee Trust, dated
      October 21, 1986
------------------------------------------------------------------------------------------------------------------------------------
  Dougherty Bros., a partnership   Hamar    SU-7      5/10/01     3    1/5  7/24/01 #13086   Sutter  5/10/04
------------------------------------------------------------------------------------------------------------------------------------
Joe's Girls, a California Limited  Hamar    SU-8      5/10/01     3    1/5  7/24/01 #13087   Sutter  5/10/04
      Partnership, Joseph J.
 Schreiner and Cleo N. Schreiner
   as Trustees of the Restated
  Schreiner Family Trust, dated
       April 13,1989
------------------------------------------------------------------------------------------------------------------------------------
 Bernard Furlan and Sandra         Hamar    SU-9      6/11/01     5    1/5  7/24/01 #13099   Sutter  6/11/06
          Furlan
------------------------------------------------------------------------------------------------------------------------------------
    Bryan Fairlee and Marjorie     Hamar    SU-12     4/30/01     5    1/6  7/24/01 #13082   Sutter  4/30/06
 Fairlee as Trustees of the Brian
and Marjorie Fairlee Trust, dated
October 21, 1986 as subsequently
  restated on April 27, 1993
------------------------------------------------------------------------------------------------------------------------------------
Fairlee Family Ranch,a California  Hamar    SU-13     4/05/01     5    1/6  7/24/01 #13083   Sutter  4/5/06      25% total royalty
Limited Partnership                                                                                                   burden
------------------------------------------------------------------------------------------------------------------------------------
 Elizabeth A. Hatcher, Trustee of  Hamar    SU-14      6/5/01     5    1/6  7/24/01 #13096   Sutter  6/5/06
  the Elizabeth A. Hatcher 1989
        Irrevocable Trust
------------------------------------------------------------------------------------------------------------------------------------
 Mary Margaret Simonson,           Hamar    SU-14     12/7/01                1/9/02 #00598
         Trustee
------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT "A"

         TO THAT CERTAIN FARMOUT AND EXPLORATION AGREEMENT DATED FEBRUARY 17, 2004 MAD BY AND BETWEEN THE NAHABEDIAN EXPLORATION GROUP LCC AND IVANHOE ENERGY
(USA) INC. DBA USA IVANHOE ENERGY, INC., IN CALIFORNIA

------------------------------------------------------------------------------------------------------------------------------------
                                                                TERM/
              LESSOR               LESSEE LEASE NO. LEASE DATE   YRS   LOR  RECORDING INFO.  COUNTY  EXPIRES
------------------------------------------------------------------------------------------------------------------------------------
 Mark H. Richter, Marie P. Gogin,  Hamar    SU-15     5/16/01     3     1/5  7/24/01 #13102  Sutter  5/16/04     25% total royalty
  Jane Richter Rozof, John L.               SU-16                             thru #13107                             burden
  Richter, David Lee Richter,
Marilee Marsh, Carol Cunningham,
     and Paula Susan Cornia
------------------------------------------------------------------------------------------------------------------------------------
Henry D. Richter Jr. and Amelia    Hamar    SU-17     5/16/01     3     1/5  7/24/01 #13091  Sutter  5/16/04
Richter, Lee W. Richter and Mary
       Ruth Richter
------------------------------------------------------------------------------------------------------------------------------------
      Jane Shelley Bennett         Hamar    SU-18a    9/19/01     5     1/5  10/18/01 #19105 Sutter  9/19/06
------------------------------------------------------------------------------------------------------------------------------------
       Michael J. Shelley          Hamar    SU-18b     9/7/01     5     1/5  10/18/01 #19106 Sutter  9/7/06
------------------------------------------------------------------------------------------------------------------------------------
 Transamerica Minerals             Hamar    SU-19     4/11/01     3    17-23 7/24/01 #13081  Sutter  4/11/04
        Company
------------------------------------------------------------------------------------------------------------------------------------
 Norma A. Giusti, as Trustee of    Hamar    SU-21a    6/12/01     5     1/5  7/24/01 #13100  Sutter  6/12/06
  the Guisti Family Revocable
   Trust, Norma A. Giusti, as
  Trustee of the Guisti Family
  Residual Trust, and Norma A.
Giusti, as Trustee of the Guisti
      Family Marital Trust
------------------------------------------------------------------------------------------------------------------------------------
Richard Giusti and Sandra Giusti   Hamar    SU-21b    10/22/01    5     1/5  12/4/01 #22242  Sutter  10/22/06
------------------------------------------------------------------------------------------------------------------------------------
      Linda Guisti Delbar          Hamar    SU-21c    10/15/01    5     1/5  12/4/01 #22243  Sutter  10/15/06
------------------------------------------------------------------------------------------------------------------------------------
Henry D. Richter Jr. and Amelia    Hamar    SU-22    5/16/01      3     1/5  7/24/01 #13098  Sutter  5-16-04
Richter, Lee W. Richter and Mary
       Ruth Richter
------------------------------------------------------------------------------------------------------------------------------------
Henry D. Richter Jr. and Amelia    Hamar    SU-25    5/16/01      3     20%  7/24/01 #13095  Sutter  5/16/04
Richter, Lee W. Richter and Mary
       Ruth Richter
------------------------------------------------------------------------------------------------------------------------------------
Heidrick & McGinnis Properties,    Hamar    SU-26     6/5/01      3     20%  7/24/01 #13092  Sutter  6/5/04      present 25% total
   L.P. a California Limited                                                                                   royalty burden will
Partnership, By Edith I. Heidrick                                                                                 be reduced to 23%
and Gloria J. McGinnis, Trustees
of the Gloria J. McGinnis Trust,
      its General Partner
------------------------------------------------------------------------------------------------------------------------------------
Bernard Furlan and Sandra Furlan   Hamar    SU-27    7/10/01      5     1/5  8/21/01 #15218  Sutter  7/10/06
------------------------------------------------------------------------------------------------------------------------------------
Richard Giusti and Sandra Giusti   Hamar    SU-29    6/27/01      5     1/5  8/21/01 #15219  Sutter  6/27/06
  Trustees of the Richard and
Sandra Giusti Family Trust dated
      August 3, 1990
------------------------------------------------------------------------------------------------------------------------------------
 Ralph H. White and Mildred L.     Hamar    SU-30    9/24/01      5     1/5  10/18/01 #19085 Sutter  9/24/06
     White 1991 Trust
------------------------------------------------------------------------------------------------------------------------------------
Richard Giusti and Sandra Giusti   Hamar    SU-31    6/27/01      5     1/5  8/21/01 #15220  Sutter  6/27/06
  Trustees of the Richard and
Sandra Giusti Family Trust dated
       August 3, 1990
------------------------------------------------------------------------------------------------------------------------------------
  The Merle Anderson Revocable     Hamar    SU-32    9/15/01      4     1/5  12/4/01 #22244  Sutter  9/15/06
  Living Trust dated 10/25/88
------------------------------------------------------------------------------------------------------------------------------------
Jane Osborne, as Trustee of the    Hamar    SU-33    8/21/01      5     1/5  10/2/01 #17833  Sutter  8-21-06
  Jane Osborne Revocable Trust
    pursuant to that certain
  Amendment and Restatement of
Declaration of Trust dated June
 29, 1999 and Anna C. Byrd, as
Trustee of the Anna C. Byrd Trust
 under Declaration of Trust dated
          October 1,1997
------------------------------------------------------------------------------------------------------------------------------------
  Jack E. Hansen, The Jerry and    Hamar    SU-34    6/26/01      5     1/5  8/21/01 #15221  Sutter  6/26/06
 Deanna Hansen Trust dated May 3,
2000 and The Michael Hansen Trust
        dated July 5, 2000
------------------------------------------------------------------------------------------------------------------------------------
    Acorn Farms, a California      Hamar    SU-35    6/19/01      5     1/5  7/24/01 #13101  Sutter  6/19/06
          Corporation
------------------------------------------------------------------------------------------------------------------------------------
  The Wagener Bypass Trust dated   Hamar    SU-36    7/26/01      5     1/5  10/2/01 #17834  Sutter  7-26-06
       October 6, 1979
------------------------------------------------------------------------------------------------------------------------------------
    Tom E.Schwarzgruber, John      Hamar    SU-37    7/27/01      5     1/6  10/2/01 #17836  Sutter  7-27-06
   C.Schwarzgruber, and Sue Ann                                                 #17837
          Schwarzgruber
------------------------------------------------------------------------------------------------------------------------------------
  Edward Beall and Lou Ann Beall   Hamar    SU-44    7/17/01      5     1/5  9/10/01 #16440  Sutter  7-17-06
------------------------------------------------------------------------------------------------------------------------------------
  Richard D. Huston and Nancy J.   Hamar    SU-47    7/12/01      5     1/6  8/21/01 #15223  Sutter  7/12/06
  Huston, Trustees of the Huston
 Living Trust dated June 11, 1991
------------------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT "A"

 TO THAT CERTAIN FARMOUT AND EXPLORATION AGREEMENT DATED FEBRUARY 17, 2004 MADE BY AND BETWEEN THE NAHABEDIAN EXPLORATION GROUP, LLC AND IVANHOE ENERGY (USA)
                                    INC. DBA
                    USA IVANHOE ENERGY, INC., IN CALIFORNIA

                                                                        TERM/
              LESSOR                      LESSEE  LEASE NO.  LEASE DATE  YRS   LOR   RECORDING INFO.  COUNTY  EXPIRES
---------------------------------------   ------  ---------  ---------- -----  ---   ---------------  ------  -------
 William P. Lockett and Jean B. Lockett
      1998 Family Revocable Trust          Hamar    SU-52     7/18/01     5    1/5    9/10/01 #16442  Sutter   7-18-06

   Daniel P. Wagener, Trustee of the
   Daniel P. Wagener Childrens Trust
           dated June 28, 1978             Hamar    SU-53     7/26/01     5    1/5    10/2/01 #17835  Sutter   7-26-06

 James H. Akin and Aldean Akin Trustees
 of the Jim and Aldean Akin Family Trust
 dated 12/4/99, James H. Akin and Aldean
  Akin, James R. Akin, Susan E. Akin,
      Greg Abbott and Mary C. Akin         Hamar    SU-54      8/8/01     5    1/5     1/9/02 #00592  Sutter   8/8/06

          Holland Family Ranch             Hamar    SU-55     8/25/01     5    1/5    10/2/01 #17838  Sutter   8-25-06

 Sutter County Waterworks District No.1    Hamar    SU-56     7/16/03     3    1/6                    Sutter   7/16/06

   Ricci Farms, a General Partnership      Hamar    SU-57    10/19/01     5    1/5    12/4/01 #22245  Sutter  10/19/06

The Arthur C. and Mette K. James Family
  Revocable Trust dated August 2, 1990     Hamar    SU-58     7/18/01     5    1/6    9/10/01 #16443  Sutter   7-18-06

    The Giusti Family Residual Trust       Hamar    SU-59     7/17/01     5    1/5    8/21/01 #15215  Sutter   7/17/06

    The Giusti Family Marital Trust        Hamar    SU-60     7/17/01     5    1/5    8/21/01 #15216  Sutter   7/17/06

 Richard and Sandra Guisti Family Trust    Hamar    SU-61     7/17/01     5    1/5    9/10/01 #16437  Sutter   7-17-06

Roberta M. Schreiner, Trustee under the
 Will of William L. Schreiner, deceased
        and Roberta M. Schreiner           Hamar    SU-62     8/26/01     5    1/6   10/18/01 #19112  Sutter   8/26/06

Roberta M. Schreiner, Trustee under the
 Will of William L. Schreiner, deceased
        and Roberta M. Schreiner           Hamar   SU-62.1    8/26/01     5    1/6    12/4/01 #22248  Sutter   8/26/06
   Richter Bros., Inc., a California
              Corporation                  Hamar    SU-63     7/11/01     3    1/5    9/10/01 #16444  Sutter   7-11-04  25% total
                                                                                                                         royalty
                                                                                                                         burden
          Quad-H Ranches, Inc.             Hamar    SU-64     7/20/01     5    1/5    9/10/01 #16436  Sutter   7-20-06

The Emile and Simone Furlan Family Trust
           dated June 6, 1996              Hamar    SU-65     7/16/01     5    1/5    8/21/01 #15226  Sutter   7/16/06

  The Restated  Schreiner Family Trust
          dated April 13, 1989             Hamar    SU-66     7/24/01     5    1/5    9/10/01 #16445  Sutter   7-24-06

  John A. Driver and Clare M. Driver,
   Trustees of the John A. Driver and
    Clare M. Driver Family Revocable
      Trust dated August 31, 1994          Hamar    SU-67     8/20/01     3    1/5    10/2/01 #17839  Sutter   8-20-04

 Richard and Sandra Guisti Family Trust    Hamar    SU-68     7/17/01     5    1/5    9/10/01 #16435  Sutter   7-17-06

   Robert F. Stickel and Lorraine G.
                Stickel                    Hamar    SU-69      8/8/01     5    1/5    10/2/01 #17840  Sutter    8-8-06

 Richard and Sandra Guisti Family Trust    Hamar    SU-70     7/17/01     5    1/5    9/10/01 #16446  Sutter   7-17-06

Arnold Hoffart, as Successor Trustee of
 the Elizabeth Riehl and Suzanne Jones
   Remainder Trusts under the Adam J.
   Richter Trust, Arnold Hoffart, as
   Successor Trustee of the Kimberly
 Barnett Remainder Trust under the Adam
 J. Richter Trust, and Arnold Hoffart,
 as Successor Trustee of the Remainder
         Trust Adam J. Richter             Hamar    SU-72     7/25/01     5    1/5    9/10/01 #16448  Sutter   7-25-06

Arnold Hoffart, as Successor Trustee of
 the Elizabeth Riehl and Suzanne Jones
   Remainder Trusts under the Adam J.
             Richter Trust                 Hamar    SU-73     7/25/01     5    1/5    9/10/01 #16449  Sutter   7-25-06

Arnold Hoffart, as Successor Trustee of
  the Kimberly Barnett Remainder Trust
    under the Adam J. Richter Trust        Hamar    SU-74     7/25/01     5    1/5    9/10/01 #16450  Sutter   7-25-06

                                  EXHIBIT "A"

 TO THAT CERTAIN FARMOUT AND EXPLORATION AGREEMENT DATED FEBRUARY 17, 2004 MADE BY AND BETWEEN THE NAHABEDIAN EXPLORATION GROUP, LLC AND IVANHOE ENERGY (USA)
                                    INC. DBA
                    USA IVANHOE ENERGY, INC., IN CALIFORNIA

                                                                      TERM/
              LESSOR                      LESSEE LEASE NO. LEASE DATE  YRS   LOR   RECORDING INFO.  COUNTY  EXPIRES
----------------------------------------  ------ --------- ---------- -----  ---   ---------------  ------  -------
Henry D. Richter Jr. and Amelia Richter,
  Lee W. Richter and Mary Ruth Richter     Hamar    SU-75   8/23/01     3    1/5    10/2/01 #17841  Sutter    8-23-04

            Mark H. Richter                Hamar    SU-76   8/23/01     3    1/5    10/2/01 #17842  Sutter    8-23-04

           Mary Ruth Richter               Hamar    SU-77   8/23/01     3    1/5    10/2/01 #17843  Sutter    8-23-04

             Amelia Richter                Hamar    SU-78   8/23/01     3    1/5    10/2/01 #17844  Sutter    8-23-04

Henry D. Richter Jr. and Amelia Richter,
 Lee W. Richter and Mary Ruth Richter,
   Mark H. Richter, Susan E. Richter,
  David Lee Richter, Kimberly Richter      Hamar    SU-78A  8/27/01     3    1/5   10/18/01 #19113  Sutter    8/27-04

Henry D. Richter Jr. and Amelia Richter,
 Lee W. Richter and Mary Ruth Richter,
 Marilyn Knox Larson, Carolyn Knox Green
  Caroline Persis Dixon Zlotnich, and
  Charles Leonard Dixon as Trustees of
 the Testimentary Trust of the Last Will
 and Testament of Helen Knox Dixon also
     known as Helen Caroline Dixon,
 Deceased, filed in the Superior Court
    of the County of Santa Clara, CA
    Probate Case No. 1-96-PR-137266        Hamar    SU-79   8/23/01     3    1/5   10/18/01 #19114  Sutter    8/23/04

Henry D. Richter Jr. and Amelia Richter,
  Lee W. Richter and Mary Ruth Richter     Hamar    SU-80   8/23/01     3    1/5    10/2/01 #17845  Sutter    8-23-04

Henry D. Richter Jr. and Amelia Richter,
  Lee W. Richter and Mary Ruth Richter     Hamar   SU-80A   8/30/01     3    1/5   11/16/01 #21149  Sutter    8/30/04

     Transamerica Minerals Company         Hamar    SU-81    7/2/01     3  17-23%   9/10/01 #16451  Sutter    7-2-04
                                                   SU-82b

  The Restated Schreiner Family Trust
          dated April 13, 1989             Hamar   SU-82a   7/24/01     5    1/5    9/10/01 #16452  Sutter    7-24-06
                                                   SU-83

           Edward J. Shelley               Hamar   SU-84a   8/15/01     5    1/6    10/2/01 #17846  Sutter    8-15-06

           Michael J. Shelley              Hamar   SU-84b   8/16/01     5    1/5    10/2/01 #17847  Sutter    8-16-06

          Jane Shelley Bennett             Hamar   SU-85a   9/19/01     5    1/5    10/18/01#19115  Sutter    9-19-06

           Michael J. Shelley              Hamar   SU-85b   8/16/01     5    1/5    10/18/01#19116  Sutter    8-16-06

Lela Driver, Trustee of the  Lela Driver
      Revocable Living Trust under
declaration of Trust dated July 15, 1991   Hamar   SU-86    8/23/01     5    1/5    10/2/01 #17848  Sutter    8-23-06

 Roger L. Matteoli and Beverly Matteoli    Hamar   SU-91a   9/12/01     5    1/5   10/18/01 #19117  Sutter    9/12/06

              Marie Martin                 Hamar   SU-91b  10/15/01     5    1/5    12/4/01 #22251  Sutter   10/15/06

 Thomas Adney Butler And Janet Carolyn
      Butler 1995 Revocable Trust          Hamar   SU-92    8/20/01     5    1/5    10/2/01 #17851  Sutter    8-20-06

   Norma A. Giusti, as Trustee of the
      Guisti Family Marital Trust          Hamar   SU-94a   8/23/01     5    1/5    10/2/01 #17852  Sutter    8-23-06

              Linda Guisti                 Hamar   SU-94b   8/26/01     5    1/5    10/2/01 #17853  Sutter    8-26-06

    Richard Giusti and Sandra Giusti       Hamar   SU-94c   8/23/01     5    1/5    10/2/01 #17854  Sutter    8-23-06

       B.E.Giovannetti, a widower          Hamar   SU-95   10/17/01     4    1/5    12/4/01 #22252  Sutter   10/17/05

      Angelo and Elva Guisti Trust         Hamar   SU-96   10/29/01     5    1/5    12/4/01 #22253  Sutter   10/29/06

  Marietta G. Leiser, and  Marietta G.
   Leiser Trustee of the Testimentary
   Trust of Phil K. Leiser, deceased       Hamar   SU-97a    9/4/01     5    1/5    2/25/02 #03665  Sutter     9/4/06
                                                   SU-98a

 Daniel P. Wagener, as Trustee of the
 Wagener Bypass Trust dated October 6,
                  1978                     Hamar  SU-98.1    9/9/01     5    1/5   10/18/01 #19121  Sutter     9/9/06

B.E.Giovannetti and Sons, a partnership    Hamar  SU-98.2  10/17/01     4    1/5    12/4/01 #22254  Sutter   10/17/05

    Richard Giusti and Sandra Giusti       Hamar  SU-98.3  10/22/01     5    1/5    12/4/01 #22255  Sutter   10/22/06

  Arnold Hoffart, as Successor Trustee     Hamar  SU-98.6    9/3/02          1/5                    Sutter

             Mette K. James                Hamar   SU-99    8-27-01     5    1/6    10/2/01 #17856  Sutter    8-27-06

                                  EXHIBIT "A"

 TO THAT CERTAIN FARMOUT AND EXPLORATION AGREEMENT DATED FEBRUARY 17, 2004 MADE BY AND BETWEEN THE NAHABEDIAN EXPLORATION GROUP, LLC AND IVANHOE ENERGY (USA)
                                    INC. DBA
                    USA IVANHOE ENERGY, INC., IN CALIFORNIA

                                                                     TERM/
               LESSOR                    LESSEE LEASE NO. LEASE DATE  YRS     LOR   RECORDING INFO.  COUNTY  EXPIRES
---------------------------------------- ------ --------- ---------- ----     ---   ---------------  ------  -------
 Heidrick & McGinnis Properties, L.P. a
  California Limited Partnership, By
    Edith I. Heidrick and Gloria J.
  McGinnis, Trustees of the Gloria J.
  McGinnis Trust, its General Partner     Hamar   SU-101    12/12/01   3      1/5    1/24/02 #01591  Sutter   12/12/04

          William Ashley Payne            Hamar SU-102.1a   10/13/01   5      1/5    12/4/01 #22256  Sutter   10/13/06

            Robert B. Payne               Hamar SU-102.1b   10/13/01   5      1/5    12/4/01 #22257  Sutter   10/13/06

  John B. Anderson, dba Anderson Farms
     Company, a sole proprietorship       Hamar  SU-105a     2/11/02   5      1/5     5/9/02 #09160  Sutter    2/11/07

  Davis C. Bundock, Jr. and Nurene E.
 Bundock, Trustees of the Bundock Family
      Trust dated January 14,1991         Hamar  SU-106d   11/8/2001   5      1/5     1/9/02 #00593  Sutter    11/8/06

           Beatrice Ann Huber             Hamar  SU-106e     11/8/01   5      1/5     1/9/02 #00594  Sutter    11/8/06

            Dolores Azevedo               Hamar  SU-107a    10/29/01   5      1/5     1/9/02 #00595  Sutter   10/29/06

              Mary Baldwin                Hamar  SU-107b    11/11/01   5      1/5     1/9/02 #00596  Sutter   11/11/06

 James F. Waters and Bernice E. Waters,
 as Trustees of the Waters Family Trust
    under Declaration of Trust dated
            October 23, 1996              Hamar   SU-108    10/26/01   5      1/5    12/4/01 #22258  Sutter   10/26/06

  Richard Raymond and Maria E. Raymond    Hamar   SU-109    10/29/01   5      1/5    12/4/01 #22259  Sutter   10/19/06

 Irene J. Meckfessel, Trustee under the
 Will of Alexander F. Johnson, deceased   Hamar   SU-112     1/28/02   5      1/5     5/9/02 #09161  Sutter    1/28/07

  Jane Osborne, as Trustee of the Jane
  Osborne Revocable Trust pursuant to
 that certain Amendment and Restatement
 of Declaration of Trust dated June 29,
                  1999                    Hamar  SU-113a     1/14/02   5      1/5                    Sutter    1/14/07

Anna C. Byrd, as Trustee of the Anna C.
 Byrd Trust under Declaration of Trust
          dated October 1,1997            Hamar  SU-113b     1/14/02   5      1/5                    Sutter    1/14/07

   Norma A. Giusti, as Trustee of the
 Guisti Family Revocable Trust, Norma A.
 Giusti, as Trustee of the Guisti Family
 Residual Trust, and Norma A. Giusti, as
  Trustee of the Guisti Family Marital
                 Trust                    Hamar   SU-114      2/4/02   5      1/5     5/9/02 #09162  Sutter     2/4/07

  Frank Giusti and Sons, a partnership    Hamar   SU-115      2/4/02   5      1/5     5/9/02 #09163  Sutter     2/4/07

            Hust Bros., Inc.              Hamar   SU-117     2/25/02   5      1/6     5/9/02 #09164  Sutter    2/25/07

  Timothy W. Cusick and Gayle A Cusick    Hamar   SU-118      7/1/03   5      1/6                    Sutter     7/1/08

             Mette K. James               Hamar   SU-119      7/1/03   5      1/6                    Sutter     7/1/08

     County of Sutter, a political
 subdivision of the State of California   Hamar   SU-120     7/16/03   3      1/6                    Sutter    7/16/06


William A. Driver, Paula D. Shimada and
           Mary A. McDermott              Hamar   KYO-4   10/02/2001   3      1/5   1/11/02 #001600   Yolo   10/2/2004

 Irene J. Meckfessel, Trustee under the
 Will of Alexander F. Johnson, deceased   Hamar   KYO-6   02/11/2002   5      1/5   5/9/02 #0019753   Yolo   2/11/2007

   Mary Margaret Simonson , Successor
  Trustee of the Elizabeth A. Hatcher
          Trust dated 8/15/89             Hamar   SUN-81  12/07/2001   3      1/5     1/9/02 #00585  Sutter  12/7/2004

 Edith I. Heidrick,Successor Trustee of
 the Joe  A. Heidrick Family Trust dated
 April 8,1987, and Ray Leo Massoni and
 Marie Estelle Massoni as Trustees of the
   Ray and Marie Massoni Family Trust
          dated July 24, 1990             NEG      MU-2     10/01/93   3      1/5     10/26/93 Book  Sutter     HBP     27.4861%
                                                                                      1596 Page 436                      total
                                                                                                                         royalty
                                                                                                                         burden

**Note: Only the portions of these leases lying within the boundary of the AMI are included in this Agreement. All leases are burdened by a 2% ORR payable to Martin I. Smith et al. The NEG royalty shall be a positive number equal to 23% less (LOR+2%). Leases and units holding wells yet to be put on production already have 25% total royalties assigned (see above list). MU leases are burdened by an existing 27.4861% royalty burden.

                                  EXHIBIT "B-1"

 To that certain Farmout and Exploration Agreement dated February 17, 2004 made by and between The Nahabedian Exploration Group LLC and Ivanhoe Energy (USA)
                                      Inc.
                  dba USA Ivanhoe Energy, Inc., in California


         CONTRACT AREA (SHOWN IN YELLOW), SACRAMENTO VALLEY, CALIFORNIA



                                     (MAP)


                By ___________________________________________
                   Michael Stark for Ivanhoe Energy (USA) Inc


                By ___________________________________________
                           Mark A. Nahabedian for NEG

                                  EXHIBIT "B-2"

 To that certain Farmout and Exploration Agreement dated February 17, 2004 made by and between The Nahabedian Exploration Group LLC and Ivanhoe Energy (USA)
                                      Inc.
                   dba USA Ivanhoe Energy, Inc., in Califonria

     OUTER BOUNDARY OF THE AMI (SHOWN IN RED), SACRAMENTO VALLEY, CALIFORNIA


                                     (MAP)


                By ___________________________________________
                   Michael Stark for Ivanhoe Energy (USA) Inc

                By ___________________________________________
                           Mark A. Nahabedian for NEG

                                  EXHIBIT "B-3"

 To that certain Farmout and Exploration Agreement dated February 17, 2004 made by and between The Nahabedian Exploration Group LLC and Ivanhoe Energy (USA)
                                      Inc.
                 dba USA Ivanhoe Energy, Inc., in California

          EXCLUDED AREA (SHOWN IN GRAY), SACRAMENTO VALLEY, CALIFORNIA


                                      (MAP)



                By ___________________________________________
                   Michael Stark for Ivanhoe Energy (USA) Inc

                By ___________________________________________
                           Mark A. Nahabedian for NEG

 LIST OF EXCLUDED LEASES TO THAT CERTAIN FARMOUT AND EXPLORATION AGREEMENT MADE
    FEBRUARY 17, 2004 BY AND BETWEEN THE NAHABEDIAN EXPLORATION GROUP LLC AND
      IVANHOE ENERGY (USA) INC. DBA USA IVANHOE ENERGY, INC., IN CALIFORNIA

           LESSOR                LESSEE  LEASE NO.  LEASE DATE  TERM/YRS  LOR   RECORDING INFO.  COUNTY  EXPIRES
           ------                ------  ---------  ----------  --------  ---   ---------------  ------  -------
   Henry D. Richter Jr. and       NEG      MU-1      12/15/88       3     1/4       2/15/89      Sutter    HBP
    Amelia Richter, Lee W.                                                         Book 1289
 Richter and Mary Ruth Richter                                                     Page 423

Michael James Mullen Successor    NEG      MU-3      11/11/88       5     1/6      12/27/88      Sutter    HBP
 Trustee under the Dorothy E.                                                      Book 1283
 Mullen Revocable Trust dated                                                      Page 425
           12/14/90

      Kenneth L. Wallace         Hamar     SU-10      5/10/01       3     1/5       7/24/01      Sutter    HBP
                                                                                   #13088
                                                                                 Amend.9/10/01
                                                                                   #16453

    Richter Bros., Inc., a       Hamar    SU-11.1     5/17/01       3     1/5       7/24/01      Sutter    HBP
    California Corporation                                                          #13089
                                                                                 Amend.9/10/01
                                                                                    #16454

    Richter Bros., Inc., a       Hamar    SU-11.2     5/17/01       3     1/5       7/24/01      Sutter    HBP
    California Corporation                                                          #13090
                                                                                 Amend.9/10/01
                                                                                    #16455

 Jane Osborne, as Trustee of     Hamar     SU-20      7/10/01       5     1/5       8/21/01      Sutter    HBP
  the Jane Osborne Revocable                                                        #15217
Trust pursuant to that certain
 Amendment and Restatement of
Declaration of Trust dated June
29, 1999 and  Anna C. Byrd, as
  Trustee of the Anna C. Byrd
  Trust under Declaration of
  Trust dated October 1, 1997

 Sutter Basin Corporation,Lltd   Hamar     SU-23       6/7/01       5     1/5       7/24/01      Sutter    HBP
         a corporation                                                              #13097

    Sutter Basin Corp., LTD      Hamar     SU-71      7/20/01       5     1/5       9/10/01      Sutter    HBP
                                                                                    #16447

                                   EXHIBIT "C"

ATTACHED TO AND MADE A PART OF THAT CERTAIN FARMOUT AND EXPLORATION AGREEMENT DATED FEBRUARY 17, 2004, BY AND BETWEEN THE NAHABEDIAN EXPLORATION GROUP, LLC
(NEG), AS OPERATOR, AND IVANHOE ENERGY (USA) INC. DBA USA IVANHOE ENERGY, INC., IN CALIFORNIA (IVANHOE), AS NON-OPERATOR.

                            A.A.P.L. FORM 610 - 1989

                         MODEL FORM OPERATING AGREEMENT

                               OPERATING AGREEMENT

                                      DATED

                               FEBRUARY 17, 2004,
                                            -----
                                            Year

OPERATOR THE NAHABEDIAN EXPLORATION GROUP, LLC

CONTRACT AREA SEE FARMOUT AND EXPLORATION AGREEMENT THIS OPERATING

                  AGREEMENT IS ATTACHED AND MADE A PART THEREOF

COUNTY OR PARISH OF SUTTER, STATE OF CALIFORNIA

                                    COPYRIGHT 1989 - ALL RIGHTS RESERVED
                                    AMERICAN ASSOCIATION OF PETROLEUM
                                    LANDMEN, 4100 FOSSIL CREEK BLVD.
                                    FORT WORTH, TEXAS, 76137, APPROVED FORM.

                                              A.A.P.L. NO. 610 - 1989

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                TABLE OF CONTENTS

Article                               Title                                        Page
-------                               -----                                        ----
   I.    DEFINITIONS............................................................     1
  II.    EXHIBITS...............................................................     1
 III.    INTERESTS OF PARTIES...................................................     2
         A. OIL AND GAS INTERESTS: .............................................     2
         B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION:.......................     2
         C. SUBSEQUENTLY CREATED INTERESTS: ....................................     2
  IV.    TITLES.................................................................     2
         A. TITLE EXAMINATION:..................................................     2
         B. LOSS OR FAILURE OF TITLE:...........................................     3
               1. Failure of Title..............................................     3
               2. Loss by Non-Payment or Erroneous Payment of Amount Due........     3
               3. Other Losses..................................................     3
               4. Curing Title..................................................     3
   V.    OPERATOR...............................................................     4
         A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR:.......................     4
         B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:......     4
               1. Resignation or Removal of Operator............................     4
               2. Selection of Successor Operator...............................     4
               3. Effect of Bankruptcy..........................................     4
         C.  EMPLOYEES AND CONTRACTORS: ........................................     4
         D.  RIGHTS AND DUTIES OF OPERATOR: ....................................     4
               1. Competitive Rates and Use of Affiliates.......................     4
               2. Discharge of Joint Account Obligations........................     4
               3. Protection from Liens.........................................     4
               4. Custody of Funds..............................................     5
               5. Access to Contract Area and Records...........................     5
               6. Filing and Furnishing Governmental Reports....................     5
               7. Drilling and Testing Operations...............................     5
               8. Cost Estimates................................................     5
               9. Insurance.....................................................     5
  VI.    DRILLING AND DEVELOPMENT...............................................     5
         A. INITIAL WELL:.......................................................     5
         B. SUBSEQUENT OPERATIONS: .............................................     5
               1. Proposed Operations...........................................     5
               2. Operations by Less Than All Parties...........................     6
               3. Stand-By Costs................................................     7
               4. Deepening.....................................................     8
               5. Sidetracking..................................................     8
               6. Order of Preference of Operations.............................     8
               7. Conformity to Spacing Pattern.................................     9
               8. Paying Wells..................................................     9
         C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:...................     9
               1. Completion....................................................     9
               2. Rework, Recomplete or Plug Back...............................     9
         D. OTHER OPERATIONS:...................................................     9
         E. ABANDONMENT OF WELLS:...............................................     9
               1. Abandonment of Dry Holes......................................     9
               2. Abandonment of Wells That Have Produced.......................    10
               3. Abandonment of Non-Consent Operations.........................    10
         F. TERMINATION OF OPERATIONS:..........................................    10
         G. TAKING PRODUCTION IN KIND:..........................................    10
               (Option 1) Gas Balancing Agreement...............................    10
               (Option 2) No Gas Balancing Agreement............................    11
 VII.    EXPENDITURES AND LIABILITY OF PARTIES..................................    11
         A. LIABILITY OF PARTIES: ..............................................    11
         B. LIENS AND SECURITY INTERESTS:.......................................    12
         C. ADVANCES:...........................................................    12
         D. DEFAULTS AND REMEDIES:..............................................    12
               1. Suspension of Rights..........................................    13
               2. Suit for Damages..............................................    13
               3. Deemed Non-Consent............................................    13
               4. Advance Payment...............................................    13
               5. Costs and Attorneys' Fees.....................................    13
         E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:...............    13
         F. TAXES:..............................................................    13
VIII.    ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST.......................    14
         A. SURRENDER OF LEASES:................................................    14
         B. RENEWAL OR EXTENSION OF LEASES:.....................................    14
         C. ACREAGE OR CASH CONTRIBUTIONS:......................................    14

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                TABLE OF CONTENTS

         D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST: .......................    15
         E. WAIVER OF RIGHTS TO PARTITION:......................................    15
         F. PREFERENTIAL RIGHT TO PURCHASE:.....................................    15
  IX.    INTERNAL REVENUE CODE ELECTION.........................................    15
   X.    CLAIMS AND LAWSUITS....................................................    15
  XI.    FORCE MAJEURE..........................................................    16
 XII.    NOTICES................................................................    16
XIII.    TERM OF AGREEMENT......................................................    16
 XIV.    COMPLIANCE WITH LAWS AND REGULATIONS...................................    16
         A. LAWS, REGULATIONS AND ORDERS:.......................................    16
         B. GOVERNING LAW:......................................................    16
         C. REGULATORY AGENCIES: ...............................................    16
  XV.    MISCELLANEOUS..........................................................    17
         A. EXECUTION:..........................................................    17
         B. SUCCESSORS AND ASSIGNS:.............................................    17
         C. COUNTERPARTS:.......................................................    17
         D. SEVERABILITY........................................................    17
 XVI.    OTHER PROVISIONS.......................................................    17

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                               OPERATING AGREEMENT

         THIS AGREEMENT, entered into by and between THE NAHABEDIAN EXPLORATION GROUP, LLC , hereinafter designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."

                                   WITNESSETH:

         WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A," and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

         NOW, THEREFORE, it is agreed as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

         A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

         B. The term "Completion" or "Complete" shall mean a single operation intended to complete a well as a well capable of producing Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

         C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."

         D. The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

         E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

         F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

         G. The term "Drillsite" shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

         H. The term "Initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article VI.A.

         I. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

         J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

         K. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

         L. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

         M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

         N. The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

         O. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

         P. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

         Q. The term "Sidetrack" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

         R. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

         Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

                                   ARTICLE II.
                                    EXHIBITS

         The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

   [X]   A. Exhibit "A," shall include the following information:

            (1) Description of lands subject to this agreement,

            (2) Restrictions, if any, as to depths, formations, or substances,

            (3) Parties to agreement with addresses and telephone numbers for notice purposes,

            (4) Percentages or fractional interests of parties to this agreement,

            (5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,

   [X]   A-1 AREA OF MUTUAL INTEREST

   [X]   B. Exhibit "B," Form of Lease.

   [X]   C. Exhibit "C," Accounting Procedure.

   [X]   D. Exhibit "D," Insurance.

   [X]   E. Exhibit "E," Gas Balancing Agreement.

   [X]   F. Exhibit "F," Non-Discrimination and Certification of Non-Segregated
            Facilities.

   [X]   H. Other: Memorandum of Operating Agreement

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

         If any provision of any exhibit, except Exhibits "E," "F" and "G," is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

                                  ARTICLE III.
                              INTERESTS OF PARTIES

B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION:

         Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A." In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

         Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, Operator shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area and shall indemnify, defend and hold the other parties free from any liability therefor.

         Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C. SUBSEQUENTLY CREATED INTERESTS:

         If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Interest." Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interests, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit "A," such burden also shall be deemed a Subsequently Created Interest to the extent such burden causes the burdens on such party's Lease or Interest to exceed the amount stipulated in Article III.B. above.

         The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

                                   ARTICLE IV.
                                     TITLES

A. TITLE EXAMINATION:

         Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and, if a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A." Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

         Operator shall be responsible for securing all required curative matters for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

         No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

         2. Loss by Non-Payment or Erroneous Payment of Amount Due: If, through mistake or oversight, any rental, shut-in well payment, minimum royalty or royalty payment, or other payment necessary to maintain all or a portion of an Oil and Gas Lease or interest is not paid or is erroneously paid, and as a result a Lease or Interest terminates, there shall be no monetary liability against the party who failed to make such payment.

         3. Other Losses: All losses of Leases or Interests committed to this agreement, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit "A." This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                   ARTICLE V.
                                    OPERATOR

A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR:

   THE NAHABEDIAN EXPLORATION GROUP, LLC, OR AN AFFILIATE DESIGNATED BY IT shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties, THEIR OFFICERS, EMPLOYEES OR AGENTS, for losses sustained or liabilities incurred, except such as may result from gross negligence or willful misconduct.

B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:

         1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight
(48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement.

         Subject to Article VII.D.1., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

         2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

         3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A." In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A."

C. EMPLOYEES AND CONTRACTORS:

         The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined Operator, and all such employees or contractors shall be the employees or contractors of Operator.

D. RIGHTS AND DUTIES OF OPERATOR:

         1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

         2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

         3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

         4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.

         5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator's sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator's books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator's conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator's records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C."

         6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

         7. Drilling and Testing Operations: The following provisions shall apply to each well drilled hereunder, including but not limited to the Initial
Well:

           (a) Operator will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.

           (b) Operator will send to Non-Operators such reports, test results and notices regarding the progress of operations on the well as the Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

           (c) Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

         8. Cost Estimates: Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

         9. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

         In the event automobile liability insurance is specified in said Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

                                   ARTICLE VI.
                            DRILLING AND DEVELOPMENT

A. INITIAL WELL:

         AS SOON AS PRACTICABLE, Operator shall commence the drilling of the Initial Well at the following location:

         AS PROVIDED IN THE FARMOUT AND EXPLORATION AGREEMENT TO WHICH THIS OPERATING AGREEMENT IS ATTACHED AS EXHIBIT "C".

and shall thereafter continue the drilling of the well with due diligence, AS PROVIDED IN THE FARMOUT AND EXPLORATION AGREEMENT TO WHICH THIS OPERATING AGREEMENT IS ATTACHED AS EXHIBIT "C".

The drilling of the Initial Well and the participation therein by all parties is obligatory, subject to Article VI.C.1. as to participation in Completion operations and Article VI.F. as to termination of operations and Article XI as to occurrence of force majeure.

B. SUBSEQUENT OPERATIONS:

         1. Proposed Operations: If any party hereto should desire to drill any well on the Contract Area other than the Initial Well, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty- eight (48) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

         If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of- way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of a well for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with
Article VI.B.4. in the event of a Deepening operation and in accordance with
Article VI.B.5. in the event of a Sidetracking operation.

         2. Operations by Less Than All Parties:

           (a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.1. or VI.C.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

         If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) after delivery of such notice, shall advise the proposing party of its desire to (i) limit participation to such party's interest as shown on Exhibit "A" or (ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties' interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.1., subject to the same extension right as provided therein.

           (b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non- Consenting Party's interest in the well and production therefrom and the drilling unit thereof or, in the case of a Reworking, Sidetracking,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1. Option No. 2, all of such Non- Consenting Party's interest in THE WELL, ITS DRILLING UNIT AND IN the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:

         (i) 100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

         (ii) 300% of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

         Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under
Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non-Consenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in Article VI.B.4. (a). If any such Non- Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2. (b) shall apply to such party's interest.

         (c) Reworking, Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Any such Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties ___300____% of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this
Article VI.B. shall be applicable as between said Consenting Parties in said well.

         (d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.

         In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

         Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

         If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit "C" attached hereto.

         3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party's notice proposing a Reworking,

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

         In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in Article VI.B.1. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties.

         4. Deepening: If less than all parties elect to participate in a drilling, Sidetracking, or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. ("Initial Objective"). Such well shall not be Deepened beyond the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

         In the event any Consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.1., to all parties (including Non- Consenting Parties). Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.1. and 2. If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses.

         (a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non- Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party's share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

         (b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C." If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non- Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening

         The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

         5. Sidetracking: Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

              (a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

              (b) If the proposal is for Sidetracking a well which has previously produced, reimbursement shall be on the basis of such party's proportionate share of drilling and equipping costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in Article VI.B.4(b) above. Such party's proportionate share of the cost of the well's salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit "C."

         6. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party's alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.

         7. Conformity to Spacing Pattern. Notwithstanding the provisions of this Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

         8. Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.

C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:

         1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetracking shall include:

     [X] Option No. 2: All necessary expenditures for the drilling, Deepening or Sidetracking and testing of the well. When such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the well, together with Operator's AFE for Completion costs if not previously provided. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with an accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator's proposal, to the other parties entitled to participate in such Completion in accordance with the procedures specified in
         Article VI.B.6. Election to participate in a Completion attempt shall include consent to all necessary expenditures for the Completing and equipping of such well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the Completion attempt; provided, that Article VI.B.6. shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the provision of Article VI.B.2. hereof (the phrase "Reworking, Sidetracking, Deepening, Recompleting or Plugging Back" as contained in Article VI.B.2. shall be deemed to include "Completing") shall apply to the operations thereafter conducted by less than all parties; provided, however, that Article VI.B.2. shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier Completions or Recompletion have recouped their costs pursuant to Article VI.B.2.; provided further, that any recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in which the Completion attempt is made. Election by a previous Non-Consenting party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.

     2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.

D. OTHER OPERATIONS:

         Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Twenty-Five Thousand Dollars ($25,000) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Twenty-Five Thousand Dollars ($25,000). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this
Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.1. or VI.C.1. Option No. 2, which shall be governed exclusively be those Articles). Operator shall deliver such proposal to all parties entitled to participate therein.

E. ABANDONMENT OF WELLS:

     1. Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

     2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and abandon the well.

         Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the DRILLING UNIT Leasehold insofar and only insofar as such DRILLING UNIT Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

         Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

         3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B.2.(b).

F. TERMINATION OF OPERATIONS:

         Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing 100% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1, and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G. TAKING PRODUCTION IN KIND:

   [X] OPTION NO. 1: GAS BALANCING AGREEMENT ATTACHED

         Each party shall HAVE THE RIGHT TO take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

         Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

       directly from the purchaser thereof for its share of all production.

         If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil OR GAS produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil OR GAS or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one
       (1) year.

         Any such sale by Operator shall be in a manner commercially reasonable under the circumstances AND FOR ECONOMIC TERMS NO LESS FAVORABLE THAN THAT OBTAINED BY THE OPERATOR FOR ITS SHARE OF OIL AND GAS, The sale or delivery by Operator of a non-taking party's share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.

         All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

         In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportion- ate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E" or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.

                                  ARTICLE VII.
                      EXPENDITURES AND LIABILITY OF PARTIES

A. LIABILITY OF PARTIES:

     The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

B. LIENS AND SECURITY INTERESTS:

     Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

     To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

     Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

     To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest as provided in "Exhibit C," has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

     If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

     Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C. ADVANCES:

     Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen
(15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. DEFAULTS AND REMEDIES:

     If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

     1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If Operator is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under
Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement.

     2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

     3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made. If election is made to proceed under this provision, then the non-defaulting parties may not elect to sue for the unpaid amount pursuant to
Article VII.D.2.

     Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit "C," provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non- defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.

     4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in the Article VII.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

     5. Costs and Attorneys' Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.

E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:

     Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the OPERATOR AND CHARGED TO THE JOINT ACCOUNT. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

     Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F. TAXES:

     Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

     If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

     Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this agreement.

                                  ARTICLE VIII.
                ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. SURRENDER OF LEASES:

     The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

     However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, AND DRILLING UNIT THEREOF, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

     Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement .

B. RENEWAL OR EXTENSION OF LEASES:

     If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to this agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease, promptly upon expiration of the existing Lease. The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Contract Area, which shall be in proportion to the interest held at that time by the parties in the Contract Area. Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.

     If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal or replacement Lease. The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit "A," but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deemed subject to a separate Operating Agreement in the form of this agreement.

     If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment of interest shall also reflect such depth variances.

     The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest therein. Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this agreement.

     The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C. ACREAGE OR CASH CONTRIBUTIONS:

     While this agreement is in force, if any party contracts for, OR RECEIVES a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of well drilled inside Contract Area.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

     If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST:

     For the purpose of maintaining uniformity of ownership in the Contract Area in the Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production covered by this agreement no party shall sell, encumber, transfer or make other disposition of its interest in the Oil and Gas Leases and Oil and Gas Interests embraced within the Contract Area or in wells, equipment and production unless such disposition covers either:

     1. the entire interest of the party in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production; or

     2. an equal undivided percent of the party's present interest in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production in the Contract Area.

     Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties, and any transferee of an ownership interest in any Oil and Gas Lease or Interest shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted hereunder in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by
Article VII.B. shall continue to burden the interest transferred to secure payment of any such obligations.

     If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E. WAIVER OF RIGHTS TO PARTITION:

     If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

F. PREFERENTIAL RIGHT TO PURCHASE:

[ ]  (Optional; Check if applicable.)

     Should any party desire to sell all or any part of its interests under this agreement, or its rights and interests in the Contract Area, it shall promptly give written notice to the other parties, with full information concerning its proposed disposition, which shall include the name and address of the prospective transferee (who must be ready, willing and able to purchase), the purchase price, a legal description sufficient to identify the property, and all other terms of the offer. The other parties shall then have an optional prior right, for a period of ten (10) days after the notice is delivered, to purchase for the stated consideration on the same terms and conditions the interest which the other party proposes to sell; and, if this optional right is exercised, the purchasing parties shall share the purchased interest in the proportions that the interest of each bears to the total interest of all purchasing parties. However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to transfer title to its interests to its mortgagee in lieu of or pursuant to foreclosure of a mortgage of its interests, or to dispose of its interests by merger, reorganization, consolidation, or by sale of all or substantially all of its Oil and Gas assets to any party, or by transfer of its interests to a subsidiary or parent company or to a subsidiary of a parent company, or to any company in which such party owns a majority of the stock.

                                   ARTICLE IX.
                         INTERNAL REVENUE CODE ELECTION

     If, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax partnership pursuant to Exhibit "G" or other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation Section 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K," Chapter 1, Subtitle "A," of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

                                   ARTICLE X.
                               CLAIMS AND LAWSUITS

     Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Ten Thousand Dollars ($10,000) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling settling, or otherwise discharging such claim or suit shall be a the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                   ARTICLE XI.
                                  FORCE MAJEURE

     If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

     The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

                                  ARTICLE XII.
                                     NOTICES

     All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid, and addressed to such parties at the addresses listed on Exhibit "A." All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. "Receipt" for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties. If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

                                  ARTICLE XIII.
                                TERM OF AGREEMENT

     This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

     [X] Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

     The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

     Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon request of Operator, if Operator has satisfied all its financial obligations.

                                  ARTICLE XIV.
                      COMPLIANCE WITH LAWS AND REGULATIONS

A. LAWS, REGULATIONS AND ORDERS:

     This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B. GOVERNING LAW:

     THIS AGREEMENT AND ALL MATTERS PERTAINING HERETO, INCLUDING BUT NOT LIMITED TO MATTERS OF PERFORMANCE, NON- PERFORMANCE, BREACH, REMEDIES, PROCEDURES, RIGHTS, DUTIES, AND INTERPRETATION OR CONSTRUCTION, SHALL BE GOVERNED AND DETERMINED BY THE LAW OF THE STATE IN WHICH THE CONTRACT AREA IS LOCATED. IF THE CONTRACT AREA IS IN TWO OR MORE STATES, THE LAW OF THE STATE OF CALIFORNIA SHALL GOVERN.

C. REGULATORY AGENCIES:

     Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

         With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator's share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

                                   ARTICLE XV.
                                  MISCELLANEOUS

A. EXECUTION:

     This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. Operator may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the Initial Well but in no event later than five days prior to the date specified in Article VI.A. for commencement of the Initial Well, terminate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of drilling operations. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit "A" as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the Initial Well which would have been charged to such person under this agreement if such person had executed the same and Operator shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.

B. SUCCESSORS AND ASSIGNS:

     This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.

C. COUNTERPARTS:

     This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

D. SEVERABILITY:

     For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

                                  ARTICLE XVI.
                                OTHER PROVISIONS

A. Except as otherwise agreed in writing, a Drilling Unit for purposes of non-consent operations shall be Eighty (80) acres drawn as nearly as is practicable in the form of a rectangle square with the appropriate well being the center of the square.

B. Should any party wish to acquire or acquires any proprietary geophysical data within the Contract Area, it shall give written notice of same to the non-acquiring party, who shall have Twenty (20) days within which to elect whether or not to participate in said acquisition in proportion to its working interest herein as described in Exhibit "A". Failure to respond in said Twenty (20) day period shall be deemed to be an election not to participate in said acquisition. If any party does not agree to participate in the geophysical data acquisition, then said data shall be excluded from this Agreement and the non-acquiring party shall have no ownership rights in said geophysical data.

C. All liability hereunder shall be several and not joint or collective. It is not the purpose of this Agreement, nor the intent of the parties, to create a partnership, partnership for specific purpose, joint venture, or any relationship which would render the parties liable as partners, associates or joint ventures.

D. Subject to Article VII.E., Operator shall pay all delay rentals, shut-in royalties, and/or minimum royalties which may be required by the terms of any lease within the Contract Area and subject to this Agreement. Non-Operators shall promptly reimburse Operator for its share of any such payment, in accordance with its working interest percentage as set out in Exhibit "A".

E. Where a well, authorized under the terms of this Agreement, has been drilled to the Contract Depth, and if within Twenty-Four (24) hours of delivery of the initially proposed further operation, the parties participating in the well cannot agree on the sequence and timing of further operations regarding such well, the following elections shall control in the order enumerated below:

     1.   An election to do additional logging, coring or testing;

     2. An election to attempt to complete the well at either the authorized depth or objective formation.

     3.   An election to deepen the well;

     4.   An election to plug back and attempt to complete the well;

     5.   An election to sidetrack the well;

     6.   Plugging and abandonment.

     If at any time while the parties are considering the above election, the hole is in such condition that a reasonably prudent Operator would not conduct operations contemplated by the particular election involved for fear of placing the hole in jeopardy or losing the same prior to completing the well, such election shall not be given the priority hereinabove set forth. In such event, the operation which is less likely to jeopardize the well will be conducted.

F. The terms, covenants and conditions of the Agreement shall be covenants running with the lands and leasehold estates covered hereby and with each transfer or assignment of said lands or leasehold estates, each party making an assignment or transfer of any lands or leasehold estates cover hereby shall state that such assignment or transfer is subject to all the terms, covenants and conditions hereof. Notice of any such assignment or transfer shall promptly be given to the Operator.

G. Except as otherwise provided below and except for the necessary disclosures to appropriate court and governmental agencies, no party to this Agreement shall release any "Confidential Data" which shall include, but be limited to any geological, geophysical, reservoir, engineering, production or technical information or any logs, maps, reports, interpretations, records, data or other information pertaining to proposed operations, the progress, tests, or results of any well unless agreed to, in writing, by all the participating parties. Any party who transfers an interest hereunder to any third party shall, along with any such third party assignee, remain subject to all the terms and conditions set forth herein. Any party may make Confidential Data available to affiliates, prospective purchasers of all or a portion of its interest, reputable consulting firms, and gas transmission companies for hydrocarbon reserve and other technical evaluation, and to reputable financial institutions for study prior to commitment of funds. Any third party permitted such access shall first agree in writing to be bound by the confidentiality provisions of this Agreement, and under no circumstances shall such third party be allowed to utilize such data for its personal advantage or any other purposes not related to this Agreement. It shall not be a breach of this provision if a party provides such data pursuant to a valid order of a Federal or State Court or regulatory agency, and the party makes a provision for an appropriate protective order, if available. Release to news media, industry journals, or any other published or broadcast medium concerning any operations or other matters related to this Agreement are prohibited unless such proposed release is agreed to in advance in writing by all parties entitled to the information concerning any such operations or other matters pursuant to the terms of this Agreement. It is agreed between the parties hereto and their successors and assigns that the terms of this provision shall be limited to the data acquired pursuant to and subject to this Agreement.

H. If, following the granting of relief under the Bankruptcy Code to any party or debtor thereunder, this Agreement should be held to be an executory contract within the meaning of the 11 U.S.C. Section 365, then the Operator, or (if the Operator is the debtor in bankruptcy) any other party hereto, shall be entitled to receive a determination by debtor, or any trustee for debtor, within Thirty (30) days from the date an order for relief is entered under the Bankruptcy Code of such debtor or trustee's rejection or assumption of this Operating Agreement. In the event of an assumption, Operator of said other party shall be entitled to receive adequate assurances from such debtor or trustee as to the future performance of debtor's obligation hereunder and the protection of the interest of all other parties hereto.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

I.   Area of Mutual Interest

     1. An Area of Mutual Interest (AMI) covering the lands set forth in Exhibit "A-1", attached hereto is hereby established between the parties hereto to become effective as of the date of this Operating Agreement, and shall remain in full force and effect pursuant to
          Article XIII herein.

     2. Should any party subject hereto acquire an interest within the AMI by lease, purchase, farm-in, or otherwise, including, but not limited to, leasehold interests, royalty interests, overriding royalty interests, mineral fee interests, and non-participating royalty interests, the acquiring party shall give, within Thirty (30) days after acquiring such interest, written notice to the non-acquiring party, setting forth a description of the acquired interest and the consideration paid therefore. The non-acquiring party shall make its election, in writing, within Fifteen (15) days after its receipt of said notice, whether or not to reimburse the acquiring party for its proportionate share of acquisition costs. An election to so reimburse the acquiring party shall entitle the non-acquiring party to a recordable assignment of its proportionate working interest in the acquired interest as soon as possible after said reimbursement. Failure by the non-acquiring party to make an election within Fifteen (15) days of receipt of said notice shall constitute an election on its part not to reimburse the acquiring party and shall not entitle the non-acquiring party to an assignment of such non-acquired interest.

J.   Conflict of Terms

     This Operating Agreement is made expressly subject to that certain Farmout And Exploration Agreement, by and between The Nahabedian Exploration Group, Inc. and Ivanhoe Energy (USA) Inc. dba USA Ivanhoe Energy, Inc., in California, and the parties hereto shall be bound by the terms and conditions contained in said Agreement. In the event that any of the terms of this Operating Agreement conflict with the terms of the Farmout And Exploration Agreement, the parties hereto agree that the terms of the Farmout And Exploration Agreement shall prevail.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

         IN WITNESS WHEREOF, this agreement shall be effective as of the 17TH day of FEBRUARY, 2004.

IVANHOE ENERGY (USA) DBA USA IVANHOE ENERGY, INC., IN CALIFORNIA, who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception(s) listed below, is identical to the AAPL Form 610-1989 Model Form Operating Agreement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made by strikethrough and/or insertion and that are clearly recognizable as changes have been made to the form.

ATTEST OR WITNESS:                         OPERATOR

                                           THE NAHABEDIAN EXPLORATION GROUP, LLC

                                        By /s/ Mark A. Nahabedian
__________________________________         _____________________________________

__________________________________         MARK A. NAHABEDIAN
                                           Type or print name

                                           Title PRESIDENT

                                           Date  2/17/04

                                           Tax ID or S.S. No. 77-0473871

                                           NON-OPERATORS

                                           IVANHOE ENERGY (USA) INC. DBA
                                           USA IVANHOE ENERGY, INC.

                                        By /s/ Michael P. Stark
__________________________________         _____________________________________

__________________________________         MICHAEL P. STARK
                                           Type or print name

                                           Title VICE PRESIDENT, EXPLORATION AND
                                                 LAND

                                           Date 2/17/04

                                           Tax ID or S.S. No.  77-0492835

                                           _____________________________________

__________________________________      By _____________________________________

__________________________________         _____________________________________
                                           Type or print name

                                           Title _______________________________

                                           Date ________________________________

                                           Tax ID or S.S. No. __________________

                                           _____________________________________

__________________________________      By _____________________________________

__________________________________         _____________________________________
                                           Type or print name

                                           Title _______________________________

                                           Date ________________________________

                                           Tax ID or S.S. No. __________________

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                 ACKNOWLEDGMENTS

         Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts.

The validity and effect of these forms in any state will depend upon the statutes of that state.

Individual acknowledgment:

State of___________________)

                           ) ss.

County of__________________)

         This instrument was acknowledged before me on

_______________________________________ by _____________________________________

(Seal, if any)                             _____________________________________

                                           Title (and Rank)_____________________

                                           My commission expires:_______________

Acknowledgment in representative capacity:

State of___________________)

                           ) ss.

County of__________________)

         This instrument was acknowledged before me on

________________________________________ by _________________________________ as

_________________ of _________________________________________________________ .

(Seal, if any)                             _____________________________________

                                           Title (and Rank)_____________________

                                           My commission expires:_______________

                                   EXHIBIT "A"

Attached to and made a part of that certain Operating Agreement dated February 17, 2004, by and between The Nahabedian Exploration Group, LLC, as Operator, and Ivanhoe Energy (USA) Inc. dba USA Ivanhoe Energy, Inc., in California, as Non-Operator.

1.       Description of lands subject to this agreement:

         The lands subject to this agreement are the same lands lying within the Area of Mutual Interest depicted on the map attached as Exhibit "B-2" to the Farmout and Exploration Agreement effective February 17, 2004, to which this agreement is attached.

2.       Restriction as to depths:

         Limited in depth from the surface of the ground to the base of the geologic formation the Test Well is drilled into, pursuant to the Farmout and Exploration Agreement, effective February 17, 2004, to which this agreement is attached.

3. Parties to this agreement with addresses and telephone numbers for notice purposes:

         NEG:                  THE NAHABEDIAN EXPLORATION GROUP, LLC

         Mailing Address:      214 West Aliso Street
                               Ojai, California 93025

         Street Address:       Same as above

         Attention:            Mark Nahabedian
         Telephone:            805-646-4276
         Facsimile:            805-646-3476
         E-mail:               neg_hamar@sbcglobal.net

         IVANHOE:              IVANHOE ENERGY (USA) INC.

         Mailing Address:      P.O. Box 9279
                               Bakersfield, California 93389-9279

         Street Address:       1200 Discovery Drive, Suite 301
                               Bakersfield, California 93389

         Attention:            Michael Stark
         Telephone:            661-869-8312
         Facsimile:            661-325-2961
         E-mail:               mstark@ivanhoeenergy.com

4.       Decimal interests of the parties to this agreement:

         Pursuant to the Farmout And Exploration Agreement, effective February 17, 2004, to which this Agreement is attached.

5.       Oil and Gas Leases subject to this agreement:

         The oil and gas leases subject to this agreement are the same oil and gas leases described in Exhibits "A" and "B-1" to the Farmout and Exploration Agreement effective February 17, 2004, to which this agreement is attached.

                                  EXHIBIT "A-1"

Attached to and made a part of that certain Operating Agreement dated February 17, 2004, by and between The Nahabedian Exploration Group, LLC, as Operator, and Ivanhoe Energy (USA) Inc. dba USA Ivanhoe Energy, Inc., in California, as Non-Operator.

         Per Exhibit "B-1" of the Farmout and Exploration Agreement dated February 17, 2004, by and between The Nahabedian Exploration Group, LLC, (NEG), and Ivanhoe Energy (USA) Inc. dba USA Ivanhoe Energy, Inc., in California, (Ivanhoe), entitled Outer Boundary of AMI Area.

                                   EXHIBIT "B"

Attached to and made a part of that certain Operating Agreement dated February 17, 2004, by and between The Nahabedian Exploration Group, LLC, as Operator, and Ivanhoe Energy (USA) Inc. dba USA Ivanhoe Energy, Inc., in California, as Non-Operator.

                                 Not Applicable

                                                      COPAS 1984 ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies
                                                      [COPAS LOGO]

                                  EXHIBIT "C"

Attached to and made a part of that certain Operating Agreement dated February 17, 2004, by and between The Nahabedian Exploration Group, LLC, as Operator, and Ivanhoe Energy (USA) Inc. dba USA Ivanhoe Energy, Inc., in California, as Non-Operator

                              ACCOUNTING PROCEDURE

                                JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1.       DEFINITIONS

         "Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.

         "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

         "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

         "Operator" shall mean the party designated to conduct the Joint Operations.

         "Non-Operators" shall mean the Parties to this agreement other than the Operator.

         "Parties" shall mean Operator and Non-Operators.

         "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

         "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

         "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

         "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

         "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council or Petroleum Accountants Societies.

2.       STATEMENT AND BILLINGS

         Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.       ADVANCES AND PAYMENTS BY NON-OPERATORS

         A. Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

         B. Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the ANNOUNCED prime rate in effect at BANK OF AMERICA on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.       ADJUSTMENTS

         Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in
         Section V.

      COPYRIGHT (C) 1985 BY THE COUNCIL OF PETROLEUM ACCOUNTANTS SOCIETIES.

                                                      COPAS 1984 ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies
                                                      [COPAS LOGO]

5.       AUDITS

         A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

         B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.       APPROVAL BY NON-OPERATORS

         Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                               II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.       ECOLOGICAL AND ENVIRONMENTAL

         Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.       RENTALS AND ROYALTIES

         Lease rentals and royalties paid by Operator for the Joint Operations.

3.       LABOR

         A.       (1)      Salaries and wages of Operator's field employees
                           directly employed on the Joint Property in the conduct of Joint Operations.

                  (2)      Salaries of First level Supervisors in the field.

                  (3) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

                  (4) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation or the Joint Property if such charges are excluded from the overhead rates.

         B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II. Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this
                  Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

         C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

         D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

4.       EMPLOYEE BENEFITS

         Operator's current costs or established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

                                                      COPAS 1984 ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies
                                                      [COPAS LOGO]

5.       MATERIAL

         Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.       TRANSPORTATION

         Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

         A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

         B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

         C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.       SERVICES

         The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.       EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR

         A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed nine percent (9%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

         B. In lieu of charges in Paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.       DAMAGES AND LOSSES TO JOINT PROPERTY

         All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.      LEGAL EXPENSE

         Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

11.      TAXES

         All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

                                                      COPAS 1984 ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies
                                                      [COPAS LOGO]

12.      INSURANCE

         Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its self- insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13.      ABANDONMENT AND RECLAMATION

         Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.      COMMUNICATIONS

         Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section II.

15.      OTHER EXPENDITURES

         Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                  III. OVERHEAD

1.       OVERHEAD - DRILLING AND PRODUCING OPERATIONS

         i. As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

                  ( X ) Fixed Rate Basis, Paragraph 1A, or

                  (   ) Percentage Basis, Paragraph 1B

                  Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

         ii. The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

                  (   ) shall be covered by the overhead rates, or

                  ( X ) shall not be covered by the overhead rates.

         iii. The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

                  (   ) shall be covered by the overhead rates, or

                  ( X ) shall not be covered by the overhead rates.

         A.                Overhead - Fixed Rate Basis

                  (1) Operator shall charge the Joint Account at the following rates per well per month:

                           Drilling Well Rate $5,000.00
                                   (Prorated for less than a full month)

                           Producing Well Rate $500.00

                  (2) Application of Overhead - Fixed Rate Basis shall be as follows:

                           (a)      Drilling Well Rate

                                    (1)      Charges for drilling wells shall
                                             begin on the date the well is
                                             spudded and terminate on the date
                                             the drilling rig, completion rig,
                                             or other units used in completion
                                             of the well is released, whichever

                                                      COPAS 1984 ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies
                                                      [COPAS LOGO]

                                             is later, except that no charge
                                             shall be made during suspension of
                                             drilling or completion operations
                                             for fifteen (15) or more
                                             consecutive calendar days.

                                    (2)      Charges for wells undergoing any
                                             type of workover or recompletion
                                             for a period of five (5)
                                             consecutive work days or more shall
                                             be made at the drilling well rate.
                                             Such charges shall be applied for
                                             the period from date workover
                                             operations, with rig or other units
                                             used in workover, commence through
                                             date of rig or other unit release,
                                             except that no charge shall be made
                                             during suspension of operations for
                                             fifteen (15) or more consecutive
                                             calendar days.

                           (b)      Producing Well Rates

                                    (1)      An active well either produced or
                                             injected into for any portion of
                                             the month shall be considered as a
                                             one-well charge for the entire
                                             month.

                                    (2)      Each active completion in a
                                             multi-completed well in which
                                             production is not commingled down
                                             hole shall be considered as a
                                             one-well charge providing each
                                             completion is considered a separate
                                             well by the governing regulatory
                                             authority.

                                    (3)      An inactive gas well shut in
                                             because of overproduction or
                                             failure of purchaser to take the
                                             production shall be considered as a
                                             one-well charge providing the gas
                                             well is directly connected to a
                                             permanent sales outlet.

                                    (4)      A one-well charge shall be made for
                                             the month in which plugging and
                                             abandonment operations are
                                             completed on any well. This
                                             one-well charge shall be made
                                             whether or not the well has
                                             produced except when drilling well
                                             rate applies.

                                    (5)      All other inactive wells (including
                                             but not limited to inactive wells
                                             covered by unit allowable, lease
                                             allowable, transferred allowable,
                                             etc.) shall not qualify for an
                                             overhead charge.

                  (3) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

2.       OVERHEAD - MAJOR CONSTRUCTION

         To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint

                                                      COPAS 1984 ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies
                                                      [COPAS LOGO]

         Account for overhead based on the following rates for any Major Construction project in excess of $_______________________________:

         A.       5% of first $100,000 or total cost if less, plus

         B. 3% of costs in excess of $100,000 but less than $1,000,000, plus

         C.       1% of costs in excess of $1,000,000.

         Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.       CATASTROPHE OVERHEAD

         To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

         A.       5% of total costs through $100,000; plus

         B. 3% of total costs in excess of $100,000 but less than $1,000,000; plus

         C.       1% of total costs in excess of $1,000,000.

         Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.       AMENDMENT OF RATES

         The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

   IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.       PURCHASES

         Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.       TRANSFERS AND DISPOSITIONS

         Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

         A.       New Material (Condition A)

                  (1)      Tubular Goods Other than Line Pipe

                           (a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

                           (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a). For transportation cost from points other than Eastern mills, the 30,000

                                                      COPAS 1984 ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies
                                                      [COPAS LOGO]

                                    pound Oil Field Haulers Association
                                    interstate truck rate shall be used.

                           (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

                           (d)      Macaroni tubing (size less than 2 3/8 inch
                                    OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

                  (2)      Line Pipe

                           (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

                           (b) Line Pipe movements (except size 24 inch OD) and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

                           (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

                           (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

                  (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

                  (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(1) and
                           (2).

                  B.       Good Used Material (Condition B)

                           Material in sound and serviceable condition and suitable for reuse without reconditioning:

                           (1)      Material moved to the Joint Property

                                    At seventy-five percent (75%) of current new price, as determined by Paragraph A.

                           (2)      Material used on and moved from the Joint
                                    Property

                                    (a)      At seventy-five percent (75%) of
                                             current new price, as determined by
                                             Paragraph A, if Material was
                                             originally charged to the Joint
                                             Account as new Material or

                                    (b)      At sixty-five percent (65%) of
                                             current new price, as determined by
                                             Paragraph A, if Material was
                                             originally charged to the Joint
                                             Account as used Material

                           (3) Material not used on and moved from the Joint Property

                                    At seventy-five percent (75%) of current new price as determined by Paragraph A.

                           The cost of reconditioning, if any, shall be absorbed by the transferring property.

                  C.       Other Used Material

                           (1)      Condition C

                                    Material which is not in sound and
                                    serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

                                                      COPAS 1984 ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies
                                                      [COPAS LOGO]

                           (2)      Condition D

                                    Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

                                    (a)      Casing, tubing, or drill pipe used
                                             as line pipe shall be priced as
                                             Grade A and B seamless line pipe of
                                             comparable size and weight. Used
                                             casing, tubing or drill pipe
                                             utilized as line pipe shall be
                                             priced at used line pipe prices.

                                    (b)      Casing, tubing or drill pipe used
                                             as higher pressure service lines
                                             than standard line pipe, e.g. power
                                             oil lines, shall be priced under
                                             normal pricing procedures for
                                             casing, tubing, or drill pipe.
                                             Upset tubular goods shall be priced
                                             on a non upset basis.

                           (3)      Condition E

                                    Junk shall be priced at prevailing prices.
                                    Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

                  D.       Obsolete Material

                           Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

                  E.       Pricing Conditions

                           (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25 cents) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A.(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

                           (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.       PREMIUM PRICES

         Whenever Material is not readily obtainable at published or listed prices because of national emergencies. strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.       WARRANTY OF MATERIAL FURNISHED BY OPERATOR

         Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                 V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.       PERIODIC INVENTORIES, NOTICE AND REPRESENTATION

         At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.       RECONCILIATION AND ADJUSTMENT OF INVENTORIES

         Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for

                                                      COPAS 1984 ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies
                                                      [COPAS LOGO]

         overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.       SPECIAL INVENTORIES

         Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.       EXPENSE OF CONDUCTING INVENTORIES

         A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

         B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

                                   EXHIBIT "D"

Attached to and made a part of that certain Operating Agreement dated February 17,2004, by and between The Nahabedian Exploration Group, LLC, as Operator, and Ivanhoe Energy (USA) Inc. dba USA Ivanhoe Energy, Inc., in California, as Non-Operator.

                                    INSURANCE

1. At all times during the conduct of operations hereunder, Operator shall maintain in force the following minimum limits of insurance at the expense of, and for the benefit of, the joint Account:

         Pursuant to Insurance Requirements, as provided under Article XV of the Farmout And Exploration Agreement, to which this Operating Agreement is attached to and made a part hereof.

                                   EXHIBIT "E"
                      GAS BALANCING AGREEMENT ("AGREEMENT")
                    ATTACHED TO AND MADE PART OF THAT CERTAIN
                  OPERATING AGREEMENT DATED FEBRUARY 17, 2004,
        BY AND BETWEEN The Nahabedian Exploration Group, LLC, AS OPERATOR
    and Ivanhoe Energy (USA) Inc. dba USA Ivanhoe Energy, Inc., in California ("OPERATING AGREEMENT") RELATING TO THE Knights Landing Starkey Development
            Program AREA, Sutter_COUNTY/PARISH, STATE OF California.

1.       DEFINITIONS

         The following definitions shall apply to this Agreement:

         1.01 "Arm's Length Agreement" shall mean any gas sales agreement with an unaffiliated purchaser or any gas sales agreement with an affiliated purchaser where the sales price and delivery conditions under such agreement are representative of prices and delivery conditions existing under other similar agreements in the area between unaffiliated parties at the same time for natural gas of comparable quality and quantity.

         1.02     "Balancing Area" shall mean (select one):

                  [X] each well subject to the Operating Agreement that produces Gas or is allocated a share of Gas production. If a single well is completed in two or more producing intervals, each producing interval from which the Gas production is not commingled in the wellbore shall be considered a separate well.

                  [ ] all of the acreage and depths subject to the Operating
                      Agreement.

                  [ ] __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________

         1.03 "Full Share of Current Production" shall mean the Percentage Interest of each Party in the Gas actually produced from the Balancing Area during each month.

         1.04 "Gas" shall mean all hydrocarbons produced or producible from the Balancing Area, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available for sale or separate disposition by the Parties, excluding oil, condensate and other liquids recovered by field equipment operated for the joint account. "Gas" does not include gas used in joint operations, such as for fuel, recycling or reinjection, or which is vented or lost prior to its sale or delivery from the Balancing Area.

         1.05 "Makeup Gas" shall mean any Gas taken by an Underproduced Party from the Balancing Area in excess of its Full Share of Current Production, whether pursuant to Section 3.3 or Section
                  4.1 hereof.

         1.06 "Mcf" shall mean one thousand cubic feet. A cubic foot of Gas shall mean the volume of gas contained in one cubic foot of space at a standard pressure base and at a standard temperature base.

         1.07 "MMBtu" shall mean one million British Thermal Units. A British Thermal Unit shall mean the quantity of heat required to raise one pound avoirdupois of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

         1.08 "Operator" shall mean the individual or entity designated under the terms of the Operating Agreement or, in the event this Agreement is not employed in connection with an operating agreement, the individual or entity designated as the operator of the well(s) located in the Balancing Area.

         1.09 "Overproduced Party" shall mean any Party having taken a greater quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

         1.10 "Overproduction" shall mean the cumulative quantity of Gas taken by a Party in excess of its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

         1.11 "Party" shall mean those individuals or entities subject to this Agreement, and their respective heirs, successors, transferees and assigns.

         1.12 "Percentage Interest" shall mean the percentage or decimal interest of each Party in the Gas produced from the Balancing Area pursuant to the Operating Agreement covering the Balancing Area.

         1.13 "Royalty" shall mean payments on production of Gas from the Balancing Area to all owners of royalties, overriding royalties, production payments or similar interests.

         1.14 "Underproduced Party" shall mean any Party having taken a lesser quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

         1.15 "Underproduction" shall mean the deficiency between the cumulative quantity of Gas taken by a Party and its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing area.

2.       BALANCING AREA

         2.1 If this Agreement covers more than one Balancing Area, it shall be applied as if each Balancing Area were covered by separate by identical agreements. All balancing hereunder shall be on the basis of Gas taken from the Balancing Area measured in (Alternative 1) [ ] Mcfs or (Alternative 2) [ ] MMBtus.

         2.2 In the event that all or part of the Gas deliverable from a Balancing Area is or becomes subject to one or more maximum lawful process, any Gas not subject to price controls shall be considered as produced from a single Balancing Area and Gas subject to each maximum lawful price category shall be considered produced from a separate Balancing Area.

3.       RIGHT OF PARTIES TO TAKE GAS

         3.1 Each Party desiring to take Gas will notify the Operator, or cause the Operator to be notified of the volumes nominated, the name of the transporting pipeline and the pipeline contract number (if available) and meter station relating to such delivery, sufficiently in advance for the Operator, acting with reasonable diligence, to meet all nomination and other requirements. Operator is authorized to deliver the volumes so nominated and confirmed (if confirmation is required) to the transporting pipeline in accordance with the terms of this Agreement.

         3.2 Each Party shall make a reasonable, good faith effort to take its Full Share of Current Production each month, to the extent that such production is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production.

         3.3 When a Party fails for any reason to take its Full Share of Current Production (as such Share maybe reduced by the right of the other Parties to make up for Underproduction as provided herein), the other Parties shall be entitled to take any Gas which such Party fails to take. To the extent practicable, such Gas shall be made available initially to each Underproduced Party in the proportion that its Percentage Interest in the Balancing Area bears to the total Percentage Interests of all Underproduced Parties desiring to take such Gas. If all such Gas is not taken by the Underproduced Parties, the portion not taken shall then be made available to the other Parties in the proportion that their respective Percentage Interests in the Balancing Area bear to the total Percentage Interests of such Parties.

         3.4 All Gas taken by a Party in accordance with the provisions of this Agreement, regardless of whether such Party is underproduced or overproduced, shall be regarded as Gas taken for its own account with title thereto being in such taking Party.

         3.5 Notwithstanding the provisions of Section 3.3 hereof, no Overproduced Party shall be entitled in any month to take any Gas in excess of three hundred percent (300%) of its Percentage Interest of the Balancing Area's then-current Maximum Monthly Availability; provided, however, that this limitation shall not apply to the extent that it would preclude production that is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production. "Maximum Monthly Availability" shall mean the maximum average monthly rate of production at which Gas can be delivered from the Balancing Area, as determined by the Operator, considering the maximum efficient well rate for each well within the Balancing Area, the maximum allowable(s) set by the appropriate regulatory agency, mode of operation, production facility capabilities and pipeline pressures.

         3.6 In the event that a party fails to make arrangements to take its Full Share of Current Production required to be produced to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production, the Operator may sell any part of such Party's Full Share of Current Production that such Party fails to take for the account of such Party and render to such Party, on a current basis, the full proceeds of the sale, less any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of such Full Share of Current Production. In making the sale contemplated herein, the Operator shall be obligated only to obtain such price and conditions for the sale as are reasonable under the circumstances and shall not be obligated to share any of its markets. Any such sale by Operator under the terms hereof shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one year. Notwithstanding the provisions of Article 3.4 hereof, Gas sold by Operator for a Party under the provisions hereof shall be deemed to be Gas taken for the account of such Party.

4.       IN-KIND BALANCING

         4.1 Effective the first day of any calendar month following at least sixty days (60) days' prior written notice to the Operator, any Underproduced Party may begin taking, in addition to its Full Share of Current Production and any Makeup Gas taken pursuant to Section 3.3 of this Agreement, a share of current production determined by multiplying twenty-five percent (25%) of the Full Shares of Current Production of all Overproduced Parties by a fraction, the numerator of which is the Percentage Interest of such Underproduced Party and the denominator of which is the total of the Percentage Interests of all Underproduced Parties desiring to take Makeup Gas. In no event will an Overproduced Party be required to provide more than twenty-five_percent (25%) of its Full Share of Current Production for Makeup Gas. The Operator will promptly notify all Overproduced Parties of the election of an Underproduced Party to begin taking Makeup Gas.

         4.3 [x] (Optional) Notwithstanding any other provision of this Agreement, at such time and for so long as Operator, or (insofar as concerns production by the Operator) any Underproduced Party, determines in good faith that an Overproduced Party has produced all of its share of the ultimately recoverable reserves in the Balancing Area, such Overproduced Party may be required to make available for Makeup Gas, upon the demand of the Operator or any Underproduced Party, up to one hundred percent (100%) of such Overproduced Party's Full Share of Current Production.

5.       STATEMENT OF GAS BALANCES

         5.1 The Operator will maintain appropriate accounting on a monthly and cumulative basis of the volumes of Gas that each Party is entitled to receive and the volumes of Gas actually taken or sold for each Party's account. Within forty-five (45) days after the month of production, the Operator will furnish a statement for such month showing (1) each Party's Full Share of Current Production, (2) the total volume of Gas actually taken or sold for each Party's account, (3) the difference between the volume taken by each Party and that Party's Full Share of Current Production, (4) the Overproduction or Underproduction of each Party, and (5) other data as recommended by the provisions of the Council of Petroleum Accountants Societies Bulletin No. 24, as amended or supplemented hereafter. Each Party taking Gas will promptly provide to the Operator any data required by the Operator for preparation of the statements required hereunder.

         5.2 If any Party fails to provide the data required herein for four (4) consecutive production months, the Operator, or where the Operator has failed to provide data, another Party, may audit the production and Gas sales and transportation volumes of the no-reporting Party to provide the required data. Such audit shall be conducted only after reasonable notice and during normal business hours in the office of the Party whose records are being audited. All costs associated with such audit will be charged to the account of the Party failing to provide the required data.

6.       PAYMENTS ON PRODUCTION

         6.1 Each Party taking Gas shall pay or cause to be paid all production and severance taxes due on all volumes of gas actually taken by such Party.

         6.2 [x] (Alternative 2 - Sales) Each Party shall pay or cause to be paid Royalty due with respect to Royalty owners to whom it is accountable based on the volume of Gas actually taken for its account.

         6.3 In the event that any governmental authority requires that Royalty payments be made on any other basis than that provided for in this
Section 6, each Party agrees to make such Royalty payments accordingly, commencing on the effective date required by such governmental authority, and the method provided for herein shall be thereby superseded.

7.       CASH SETTLEMENTS

         7.1 Upon the earlier of the plugging and abandonment of the last producing interval in the Balancing Area, the termination of the Operating Agreement or any pooling or unit agreement covering the Balancing Area, or at any time no Gas is taken from the Balancing Area for a period of thirty-six
(36) consecutive months, any Party may give written notice calling for cash settlement of the Gas production imbalances among the Parties. Such notice shall be given to all Parties in the Balancing Area.

         7.2 Within sixty (60) days after the notice calling for cash settlement under Section 7.1, the Operator will distribute to each Party a Final Gas Settlement Statement detailing the quantity of Overproduction owed by each Overproduced Party to each Underproduced Party , pursuant to the methodology set out in Section 7.4.

         7.3 [x] (Alternative 1 - Direct Party-to-Party Settlement) Within sixty (60) days after receipt of the Final Gas Settlement Statement, each Overproduced Party will pay to each Underproduced Party entitled to settlement the appropriate cash settlement, accompanied by appropriate accounting detail. At the time of payment, the Overproduced Party will notify the Operator of the Gas imbalance settled by the Overproduced Party's payment.

         7.4 [x] (Alternative 2 - Most Recent Sales Basis) The amount of the cash settlement will be based on the proceeds received by the Overproduced Party under an Arm's Length Agreement for the volume of Gas that constituted Overproduction by the Overproduced Party from the Balancing Area. For the purpose of implementing the cash settlement provision of the Section 7, an Overproduced Party will not be considered to have produced any of an Underproduced Party's share of Gas until the Overproduced Party has produced cumulatively all of its Percentage Interest share of the Gas ultimately produced from the Balancing Area.

         7.5      The values used for calculating the cash settlement under
Section 7.4 will include all proceeds received for the sale of the Gas by the Overproduced Party calculated at the Balancing Area, after deducting any production or severance taxes paid and any Royalty actually paid by the Overproduced Party to an Underproduced Party's Royalty owner(s), to the extent said payments amounted to a discharge of said Underproduced Party's Royalty obligation, as well as any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of the Overproduction.

         7.5.1 [x] (Optional - For Valuation Under Percentage of Proceeds Contracts) For Overproduction sold under a gas purchase contract providing for payment based on a percentage of the proceeds obtained by the purchaser upon resale of residue gas and liquid hydrocarbons extracted at a gas processing plant, the values used for calculating bash settlement will include proceeds received by the Overproduced Party for both the liquid hydrocarbons and the residue gas attributable to the Overproduction.

         7.5.2 [x] (Optional - Valuation for Processed Gas - Option 2) For Overproduction processed for the account of the Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the values used for calculating cash settlement will include the proceeds received by the Overproduced Party for the sale of the liquid hydrocarbons extracted from the Overproduction, less the actual reasonable costs incurred by the Overproduced Party to process the Overproduction and to transport, fractionate and handle the liquid hydrocarbons extracted therefrom prior to sale.

         7.6 To the extent the Overproduced Party did not sell all Overproduction under an Arm's Length Agreement, the cash settlement will be based on the weighted average price received by the Overproduced Party for any gas sold from the Balancing Area under Arm's Length Agreements during the months to which such Overproduction is attributed. In the event that no sales under Arm's Length Agreements were made during any such month, the cash settlement for such month will be based on the spot sales prices published for the applicable geographic area during such month in a mutually acceptable pricing bulletin.

         7.7 Interest compounded at the rate in effect at Bank of America on the 1st day of the month plus One Percent per cent (1%) per annum or the maximum lawful rate of interest applicable to the Balancing Area, whichever is less, will accrue for all amounts due under Section 7.1, beginning the first day following the date payment is due pursuant to Section 7.3. Such interest shall be borne by the Operator or any Overproduced Party in the proportion that their respective delays beyond the deadlines set out in Sections 7.2 and 7.3 contributed to the accrual of the interest.

         7.8 In lieu of the cash settlement required by Section 7.3, an Overproduced Party may deliver to the Underproduced Party an offer to settle its Overproduction in-kind and at such rates, quantities, times and sources as may be agreed upon by the Underproduced Party. If the Parties are unable to agree upon the manner in which such in-kind settlement gas will be furnished within sixty (60) days after the Overproduced Party's offer to settle in kind, which period may be extended by agreement of said Parties, the Overproduced Party shall make a cash settlement as provided in section 7.3. The making of an in-kind settlement offer under this Section 7.8 will not delay the accrual of interest on the cash settlement should the Parties fail to reach agreement on an in-kind settlement.

         7.9 [ ] (Optional - for Balancing Areas Subject to Federal Price Regulation) That portion of any monies collected by an Overproduced Party for Overproduction which is subject to refund by orders of the Federal Energy Regulatory Commission or other governmental authority may be withheld by the Overproduced Party until such prices are fully approved by such governmental authority, unless the Underproduced Party furnishes a corporate undertaking, acceptable to the Overproduced Party, agreeing to hold the Overproduced Party harmless from financial loss due to refund orders by such governmental authority.

8.       TESTING

         Notwithstanding any provision of this Agreement to the contrary, any Party shall have the right, from time to time, to produce and take up to one hundred percent (100%) of a well's entire Gas stream to meet the reasonable deliverability test(s) required by such Party's Gas purchaser, and the right to take any Makeup Gas shall be subordinate to the right of any Party to conduct such tests; provided, however, that such tests shall be conducted in accordance with prudent operating practices only after thirty (30) days' prior written notice to the Operator and shall last no longer than seventy-two (72) hours.

9.       OPERATING COSTS

         Nothing in this Agreement shall change or affect any Party's obligation to pay its proportionate share of all costs and liabilities incurred in operations on or in connection with the Balancing Area, as its share thereof is set forth in the Operating Agreement, irrespective of whether any Party is at any time selling and using Gas or whether such sales or use are in proportion to its Percentage Interest in the Balancing Area.

10.      LIQUIDS

         The Parties shall share proportionately in and own all liquid hydrocarbons recovered with Gas by field equipment operated for the joint account in accordance with their Percentage Interests in the Balancing Area.

11.      AUDIT RIGHTS

         Notwithstanding any provision in this Agreement or any other agreement between the Parties hereto, and further notwithstanding any termination or cancellation of this Agreement, for a period of two (2) years from the end of the calendar year in which any information to be furnished under Section 5 or 7 hereof is supplied, any Party shall have the right to audit the records of any other Party regarding quantity, including but not limited to information regarding Btu-content. Any Underproduced Party shall have the right for a period of two (2) years from the end of the calendar year in which any cash settlement is received pursuant to section 7 to audit the records of any Overproduced Party as to all matters concerning values, including but not limited to information regarding prices and disposition of Gas from the Balancing Area. Any such audit shall be conducted at the expense of the Party or Parties desiring such audit, and shall be conducted, after reasonable notice, during normal business hours in the office of the Party whose records are being audited. Each Party hereto agrees to maintain records as to the volumes and prices of Gas sold each month and the volumes of Gas used in its own operations, along with the Royalty paid on any such Gas used by a Party in its own operations. The audit rights provided for in this Section 11 shall be in addition to those provided for in Section 5.2 of this Agreement.

12.      MISCELLANEOUS

         12.1 As between the Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any gas sales contract, or in the event of any conflict between the provisions of this Agreement and the provisions of the Operating Agreement, the provisions of this Agreement shall govern.

         12.2 Each Party agrees to defend, indemnify and hold harmless all other Parties from and against any and all liability for any claims, which may be asserted by any third party which now or hereafter stands in a contractual relationship with such indemnifying Party and which arise out of the operation of this Agreement or any activities of such indemnifying Party under the provisions of this Agreement, and does further agree to save the other Parties harmless from all judgments or damages sustained and costs incurred in connection therewith.

         12.3 Except as otherwise provided in this Agreement, Operator is authorized to administer the provisions of this Agreement, but shall have no liability to the other Parties for losses sustained or liability incurred which arise out of or in connection with the performance of Operator's duties hereunder, except such as may result from Operator's gross negligence or willful misconduct. Operator shall not be liable to any Underproduced Party for the failure of any Overproduced Party (other than Operator) to pay any amounts owed pursuant to the terms hereof.

         12.4 This Agreement shall remain in full force and effect for as long as the Operating Agreement shall remain in force and effect as to the Balancing Area, and thereafter until the Gas accounts between the Parties are settled in full, and shall insure to the benefit of and be binding upon the Parties hereto, and their respective heirs, successors, legal representatives and assigns, if any. The parties hereto agree to give notice of the existence of this Agreement to any successor in interest of any such Party and to provide that any such successor shall be bound by this Agreement, and shall further make any transfer of any interest subject to the Operating Agreement, or any part thereof, also subject to the terms of this Agreement.

         12.5 Unless the context clearly indicates otherwise, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

         12.6 In the event that any "Optional" provision of this Agreement is not adopted by the Parties to this Agreement by a typed, printed or handwritten indication, such provision shall not form a part of this Agreement, and no inference shall be made concerning the intent of the Parties in such event. In the event that any "Alternative" provision of this Agreement is not so adopted by the Parties, Alternative 1 in each such instance shall be deemed to have been adopted by the Parties as a result of any such omission. In those cases where it is indicated that an Optional provision may be used only if a specified Alternative is selected: (i) an election to include said Optional provision shall not be effective unless the Alternative in question is selected; and (ii) the election to include said Optional provision must be expressly indicated hereon, it being understood that the selection of an alternative either expressly or by default as provided herein shall not, in and of itself, constitute an election to include an associated Optional provision.

         12.7 This Agreement shall bind the Parties in accordance with the provisions hereof, and nothing herein shall be construed or interpreted as creating any rights in any person or entity not a signatory hereto, or as being a stipulation in favor of any such person or entity.

         12.8 If contemporaneously with this Agreement becoming effective, or thereafter, any Party requests that any other Party execute an appropriate memorandum or notice of this Agreement in order to give third parties notice of record of same and submits same for execution in recordable form, such memorandum or notice shall be duly executed by the Party to which such request is made and delivered promptly thereafter to the Party making the request. Upon receipt, the Party making the request shall cause the memorandum or notice to be duly recorded in the appropriate real property or other records affecting the Balancing Area.

         12.9 In the event Internal Revenue Service regulations require a uniform method of computing taxable income by all Parties, each Party agrees to compute and report income to the Internal Revenue Service (select one) [ ] as if such Party were taking its Full Share of Current Production during each relevant tax period in accordance with such regulations, insofar as same relate to entitlement method tax computations; or [x] based on the quantity of Gas taken for its account in accordance with such regulations, insofar as same relate to sales method tax computations.

13. ASSIGNMENT AND RIGHTS UPON ASSIGNMENT

         13.1 Subject to the provisions of Sections 13.2 (if elected) and 13.3 hereof, and notwithstanding anything in this Agreement or in the Operating Agreement to the contrary, if any Party assigns (including any sale, exchange or other transfer) any of its working interest in the Balancing Area when such Party is an Underproduced or Overproduced Party, the assignment or other act of transfer shall, insofar as the Parties hereto are concerned, include all interest of the assigning or transferring Party in the Gas, all rights to receive or obligations to provide or take Makeup Gas and all rights to receive or obligations to make any monetary payment which may ultimately be due hereunder, as applicable. Operator and each of the other Parties hereto shall thereafter treat the assignment accordingly, and the assigning or transferring Party shall look solely to its assignee or other transferee for any interest in the Gas or monetary payment that such Party may have or to which it may be entitled, and shall cause its assignee or other transferee to assume its obligations hereunder.

         13.2[x] (Optional - Cash Settlement Upon Assignment) Notwithstanding anything in this Agreement (including but not limited to the provisions of Section 13.1 hereof) or in the Operating Agreement to the contrary, and subject to the provisions of Section 13.3 hereof, in the event an Overproduced Party intends to sell, assign, exchange or other wise transfer any of its interest in a Balancing Area, such Overproduced Party shall notify in writing the other working interest owners who are Parties hereto in such Balancing Area of such fact at least thirty (30) days prior to closing the transaction. Thereafter, any Underproduced Party may demand from such Overproduced Party in writing, within fifteen (15) days after receipt of the Overproduced Party's notice, a cash settlement of its Underproduction from the Balancing Area. The Operator shall be notified of any such demand and of any cash settlement pursuant to this Section 13, and the Overproduction and Underproduction of each Party shall be adjusted accordingly. Any cash settlement pursuant to this Section 13 shall be paid by the Overproduced Party on or before the earlier to occur (i) of sixty (60) days after receipt of the Underproduced Party's demand or (ii) at the closing of the transaction in which the Overproduced Party sells, assigns, exchanges or otherwise transfers its interest in a Balancing Area on the same basis as otherwise set forth in Sections 7.3 through 7.6 hereof, and shall bear interest at the rate set forth in Section 7.7 hereof, beginning sixty (60) days after the Overproduced Party's sale, assignment, exchange or transfer of its interest in the Balancing Area for any amounts not paid. Provided, however, if any Underproduced Party does not so demand such cash settlement of its Underproduction from the Balancing Area, such Underproduced Party shall look exclusively to the assignee or other successor in interest of the Overproduced Party giving notice hereunder for the satisfaction of such Underproduced Party's Underproduction in accordance with the provisions of Section 13.1 hereof.

         13.3 The provisions of this Section 13 shall not be applicable in the event any Party mortgages its interest or disposes of its interest by merger, reorganization, consolidation or sale of substantially all of its assets to a subsidiary or parent company, or to any company in which any parent or subsidiary of such Party owns a majority of the stock of such company.

14. OTHER PROVISIONS

         Section 4.1: The election of an Underproduced Party to commence taking makeup gas under the provisions of this paragraph, shall remain in effect until such Underproduced Party gives Operator Thirty (30) days written notice of its election to cease taking makeup gas, or until such Party's Underproduction is eliminated, whichever first occurs. In the event an Underproduced Party provides written notice to Operator of its intent to cease taking makeup gas, such Underproduced Party shall not, thereafter, be allowed to request makeup gas again until One (1) year from the last day of the month in which they last took makeup gas. Please see Section 4.3 regarding situations where an Overproduced Party has produced all of its share of the ultimately recoverable reserves in the Balancing Area.

15. COUNTERPARTS

         This Agreement may be executed in counterparts, each of which when taken with all other counterparts shall constitute a binding agreement between the Parties hereto; provided, however, that if a Party or Parties owning a Percentage Interest in the Balancing area equal to or greater than a _______N/A_______ percent (_________%) therein fail(s) to execute this Agreement on or before _________N/A____________, this Agreement shall not be binding upon any Party and shall be of no further force and effect.

IN WITNESS WHEREOF, this Agreement shall be effective as of the _______________ day of ____________________, 2004.

ATTEST OR WITNESS:                                    OPERATOR

___________________________________
                                       The Nahabedian Exploration Group, LLC

___________________________________

                                       ___________________________________

                                       Type or print name Mark A. Nahabedian

                                       Title Managing Member

                                       Date
___________________________________

                                       Tax ID or S.S. No. 77-0473871

                                       NON-OPERATORS

                                       Ivanhoe Energy (USA) Inc. dba USA
                                       Ivanhoe Energy, Inc., in California

___________________________________    By: ____________________________

___________________________________
                                       Type or print name   Michael Stark

                                       Title Vice president Exploration and Land

                                       Date______________________________

                                       Tax ID or S.S. No. 770492835

                                   Exhibit "F"

17, 2004, by and between The Nahabedian Exploration Group, as Operator and Ivanhoe Energy (USA) Inc. dba USA Ivanhoe Energy, Inc., in California, as Non-Operator.

                Equal Opportunity & Non-Segregation Of Facilities
                          Certifications and Agreements

This contract shall be performed by Operator in compliance with all applicable laws, proclaimed, order, rules and regulations, including, without limitation, the following:

1.       Equal Employment Opportunity

         A. Equal Opportunity Clause (41 CFR 60-1.4). (Applicable to all contracts for more than $10,000, individually; or if Operator has such contracts or subcontracts with the Government in any 12-month period which have an aggregate total value (or can reasonable be expected to have an aggregate total value) exceeding $10,000, the $10,000 or under exemption does not apply, and the contracts are subject to the order and the regulations issued pursuant thereto regardless of whether any single contract exceeds $10,000.)

The equal opportunity clause required by Executive Order 11246 of September 24, 1965, and prescribed in section 60-1.4 of Title 41 of the Code of Federal Regulations is incorporated by reference (as permitted by section 60-1.4(d) of said Regulations) as if set out in full at this point.

         B. Certification of Nonsegregated Facilities (41 CFR 60-1.8). (Applicable only to contracts which are not exempt from the provisions of the Equal Opportunity Clause set out above.) Operator certifies that it does not, and will not, maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. Operator agrees that a breach of this certification is a violation of the Equal Opportunity Clause required by Executive Order 11246 of September 24, 1965.

                  As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash room, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise.

                  Operator further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods), it will obtain identical certifications from proposed subcontractors prior to the award of subcontractors exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause; that will forward that following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods):

NOTICE TO PROSPECTIVE SUBCONTRACTORS OR REQUIREMENT FOR CERTIFICATIONS OF NONSEGREATED FACILITIES

                  A certificate of Nonsegregated Facilities must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually).

         C. Affirmative Action Compliance Program (41 CFR 60-1.4). (Applicable only if Operator (a) has 50 or more employees, and (b) has a contract for $50,000 or more). If required under
                  Section 60-1.4 of Title 41 of Code of Federal Regulations, Operator certifies that it has developed, or agrees to develop, a written affirmative action program for each of its establishments within 120 days from the effectiveness of this contract or the first of the contracts of sale. Operator shall maintain such program until such time as it is no longer required by law or regulation. Operator shall maintain a copy of separate program for each establishment, including evaluation of utilization of minority group personnel and the job classifications tables, at each local office responsible for the personnel matters of such establishment.

         D. Employer Information Report (41 CFR 60-1.7). (Applicable only if Operator (a) had 50 or more employees, (b) is non exempt pursuant to 41 CFR 60-1.5 from the requirement for filing Employer Information Report EEO-0, and (c) has a contract or subcontract amounting to $50,000 or more.)

         If required under Section 60-1.7 of Title 41 of the Code of Federal Regulations to file, the Employer Information Report, Standard Form 100 (EEO-0), or such forms as may hereinafter be promulgated in its place, in accordance with the applicable instructions and will continue to file such report unless and until Operator is not required to so file by law or regulation.

2.       AFFIRMATIVE ACTION FOR DISABLED VETERANS AND VERTERANS OF THE VIETNAM
         ERA

         A. Affirmative Action Clause (41 CFR 60-250.4). (Applicable only to contracts for $10,000 or more.)

                  The affirmative action clause prescribed in Section 60-250.4 of the Code of Federal Regulations is incorporated by reference (as permitted by Section 60-250.22 of said Regulations) as if set out in full at this point.

         B. Affirmative Action Program (41 CFR 60-250.5). (Applicable to contracts for $10,000 or more only if Operator (a) has 50 or more employees and (b) holds a contract of $50,000 or more.)

                  The affirmation action program prescribed in sections 60-250.22 of said Regulations) as if set out in full at this point.

3.       AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS

         A. Affirmative Action Clause (41 CFR 60-741.4). (Applicable to contracts for $2,500 or more.)

                  The affirmative action clause prescribed in Section 60-741.4 of Title 41 of the Code of Federal Regulations is incorporated herein by reference (as permitted by Section 60-741.22 of said Regulations) as if set out in full at this point.

         B. Affirmative Action Program (41 CFR 60-741.5). (Applicable to contracts for $2,500 or more only if Operator (a) has 50 or more employees and (b) holds a contract of $50,000 or more.)

                  The affirmative action program prescribed in Sections 60-741.5 and 60-741.6 of Title 41 of the Code of Federal Regulations is incorporated by reference (as permitted by Section 60-741.22 of said Regulations) as if set out in full at this point.

4.       MINORITY BUSINESS ENTERPRISES 41 CFR 1-1.13, FEDERAL PROCUREMENT
         REGULATIONS)

         A. Utilization of Minority Business Enterprises (41 CFR 1-131310-2 (a)). (Applicable only to contracts which may exceed $10,000 except those, and all subcontracts thereunder, to be performed entirely outside the United States, its possessions, and Puerto Rico, and those of services of a personal nature.)

                  (1) It is the policy of the Government that minority business enterprises shall have the maximum practicable opportunity to participate in the performance of Government contracts.

                  (2) Operator agrees to use its best efforts to carry out this policy in the award of its subcontracts to the fullest extent consistent with the efficient performance of this contract. As used in this contract, the term "minority business enterprises" means a business, at least 50% of which is owned by minority group members or, in case of publicly owned businesses, at least 51 percent of the stock of which is owned by minority group members. For the purposes of this definition, minority group members are Negroes, Spanish speaking American persons, American-Oriental, American-Indians,
                           American-Eskimos, and American-Aleut. Operator may rely on written representation by subcontractors regarding their status as minority business enterprises in lieu of an independent investigation.

         B. Minority Business Enterprises Subcontracting Program (41 CFR 1-131310-2(b)). (Applicable to all contracts which may exceed $500,000 which contain the clause required by 41 CFR 1-1.1310-2(a) and which offer substantial subcontracting possibilities.)

                  (1) Operator agrees to establish and conduct a program which will enable minority business enterprises (as defined in the above clause entitled "Utilization of Minority business enterprises') to be considered fairly as subcontractors and suppliers under this contract. In this connection, Operator shall:

                           (a) Designate a liaison officer who will administer Operator's minority business enterprises program.

                           (b) Provide adequate and timely consideration of the potentialities of known minority business enterprises in all "make-or buy" decisions.

                           (c)      Assure that known minority business
                                    enterprises will have an equitable
                                    opportunity to compete for subcontracts, particularly by arranging solicitations, time for the preparation of bids, quantities, specification, and delivery schedules so as to facilitate the participation of minority business enterprises.

                           (d) Maintain records showing (i) procedures which have been adopted to comply with the policies set forth in this clause, including the establishment of a source list of minority business enterprises, (ii) awards to minority business enterprises on the source list, and (iii) specific efforts to identify and award contracts to minority business enterprises.

                           (e) Include the Utilization of Minority Business Enterprises clause in subcontracts which offer substantial minority business enterprises subcontracting opportunities.

                           (f) Cooperate with the Contracting Officer in any studies and surveys of Operator's minority business enterprises procedures and practices that the Contracting Officer may from time to time conduct.

                           (g) Submit periodic reports of subcontracting to known minority business enterprises with respect to the records referred to in subparagraph (d), above, in such form and manner and at such time (not more often than quarterly) as the Contracting Officer may prescribe.

                  (2) Operator further agrees to insert, in any subcontract hereunder which may exceed $500,000, provisions which shall conform substantially to the language of this clause, including this Paragraph (2), and to notify the Contracting Officer of the names of such subcontractors.

                                   Exhibit "H"

Attached to and made a part of that certain Operating Agreement dated January 15, 2004, by and between The Nahabedian Exploration Group, LLC, as Operator, and Ivanhoe Energy (USA) Inc. dba USA Ivanhoe Energy, Inc., in California, as Non-Operator.

                       Model Form Recording Supplement to
                   Operating Agreement and Financing Statement

         THIS AGREEMENT, entered into by and between THE NAHABEDIAN EXPLORATION GROUP, LLC, hereinafter referred to as "Operator" and the signatory party or parties other than Operator, hereinafter referred to individually as "Non-Operator", and collectively as "Non-Operators".

         WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A" (said land, Leases and Interests being hereinafter called the "Contract Area"), and in any instance in which the Leases or Interests of a party are not of record, the record owner and the party hereto that owns the Interest or rights therein are reflected on Exhibit "A";

         WHEREAS, the parties hereto have executed an Operating Agreement dated February 17, 2004 (herein the "Operating Agreement"), covering the Contract Area for the purpose of exploring and developing such lands, Leases and Interests for Oil and Gas; and

         WHEREAS, the parties hereto have executed this agreement for the purpose of imparting notice to all persons of the rights and obligations of the parties under the Operating Agreement and for the further purpose of perfecting those rights capable of perfection.

         NOW, THEREFORE, in consideration of the mutual rights and obligations of the parties hereto, it is agreed as follows:

         1. This agreement supplements the Operating Agreement, which Agreement in its entirety is incorporated herein by reference, and all terms used herein shall have the meaning ascribed to them in the Operating Agreement.

         2.       The parties do hereby agree that:

                  A. The Oil and Gas Leases and/or Oil and Gas Interests of the parties comprising the Contract Area shall be subject to and burdened with the terms and provisions of this agreement and the Operating Agreement, and the parties do hereby commit such Leases and Interests to the performance thereof.

                  B. The exploration and development of the Contract Area for Oil and Gas shall be governed by the terms and provisions of the Operating Agreement, as supplemented by this agreement.

                  C. All costs and liabilities incurred in operations under this agreement and the Operating Agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties hereto, as provided in the Operating Agreement.

                  D. Regardless of the record title ownership to the Oil and Gas Leases and/Oil and Gas Interests identified on Ehibit "A", all production of Oil and Gas from the Contract Area shall be owned by the parties as provided in the Operating Agreement; provided nothing contained in this agreement shall be deemed an assignment or cross-assignment of interests covered hereby.

                  E. Each party shall pa or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area as provided in the Operating Agreement.

                  F. An overriding royalty, production payment, net profits interest or other burden payable out of production hereafter created, assignments of production given as security for the payment of money and those overriding royalties, production payments and other burdens payable out of production heretofore created and defined as Subsequently Created Interests in the Operating Agreement shall be
                           (i) borne solely by the party whose interest is burdened therewith, (ii) subject to suspension if a party is required to assign or relinquish to another party an interest which is subject to such burden, and (iii) subject to the lien and security interest hereafter provided if the party subject to such burden fails to pay its share of expenses chargeable hereunder and under the Operating Agreement, all upon the terms and provisions and in the times and manner provided by the Operating Agreement.

                  G. The Oil and Ga Leases and/or Oil and Gas Interests which are subject hereto may not be assigned or transferred except in accordance with those terms, provisions and restrictions in the Operating Agreement regulating such transfers. This agreement and the Operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, devisees, legal representatives, and assigns, and the terms hereof shall be deemed to run with the leases or interests included within the lease Contract Area.

                  H. The parties shall have the right to acquire an interest in renewal, extension and replacement leases, leases proposed to be surrendered, wells proposed to be abandoned, and interests to be relinquished as a result of non-participation in subsequent operations, all in accordance with the terms and provisions of the Operating Agreement.

                  I. The rights and obligations of the parties and the adjustment of interests among them in the event of a failure or loss of title, each party's right to propose operations, obligations with respect to participation in operations on the Contract Area and the consequences of a failure to participate in operations, the rights and obligations of the parties regarding the marketing of production, and the rights and remedies of the parties for failure to comply with financial obligations shall be as provided in the Operating Agreement.

                  J. Each party's interest under this agreement and under the Operating Agreement shall be subject to relinquishment for its failure to participate in subsequent operations and each party's share of production and costs shall be reallocated on the basis of such relinquishment, all upon the terms and provisions provided in the Operating Agreement.

                  K. All other matters with respect to exploration and development of the Contract Area and the ownership and transfer of the Oil and Gas Leases and/or Oil and Gas Interest therein shall be governed by the terms and provisions of the Operating Agreement.

         3. The parties hereby grant reciprocal liens and security interests as follows:

                  A. Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement and the Operating Agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid under this agreement and the Operating Agreement, the assignment or relinquishment of interest in Oil and Gas Leases as required under this agreement and the Operating Agreement, and the proper performance of operations under this agreement and the Operating Agreement. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement and the Operating Agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from the sale of production at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

                  B. Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement and Operating Agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement and the Operating Agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by the Operating Agreement and this instrument as to all obligations attributable to such interest under this agreement and the Operating Agreement whether or not such obligations arise before or after such interest is acquired.

                  C. To the extent that the parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code.

                           The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interest or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owned by such party, plus interest, has been received, and shall have the right to offset the amount owned against the proceeds from the sale of such defaulting party or parties stating the amount due as a result of the default, and all parties waive any from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

                  D. If any party fails to pay its share of expenses within one hundred-twenty (120) days after rendition of a statement therefore by Operator the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in this Paragraph 3 and in the Operating Agreement, and each paying party may independently pursue any remedy available under the Operating Agreement or otherwise.

                  E. If any party does not perform all of its obligations under this agreement of the Operating Agreement, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement or the Operating Agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder or under the Operating Agreement, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

                  F. The lien and security interest granted in this Paragraph 3. supplements identical rights granted under the Operating Agreement.

                  G. To the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due under this agreement and the Operating Agreement for services performed or materials supplied by Operator.

                  H. The above described security will be financed at the wellhead of the well or wells located on the Contract Area and this Recording Supplement may be filed in the land records in the County or Parish in which the Contract Area is located, and as a financing statement in all recording offices required under the Uniform Commercial Code or other applicable state statutes to perfect the above-described security interest, and any party heretomay file a continuation statement as necessary under the Uniform Commercial Code, or other state laws.

         4. This agreement shall be effective as of the date of the Operating Agreement as above recited. Upon termination of this agreement and the Operating Agreement and the satisfaction of all obligations thereunder, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon the request of Operator, if Operator has complied with all of its financial obligations.

         5. This agreement and the Operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns. No sale, encumbrance, transfer or other disposition shall be made by any party of any interest in the Leases or Interests subject hereto except as expressly permitted under the Operating Agreement and, if permitted, shall be made expressly subject to this agreement and the Operating Agreement and without prejudice to the rights of the other parties. If the transfer is permitted, the assignee of an ownership interest in any Oil and Gas Lease shall be deemed a party to this agreement and the Operating Agreement as to the interest assigned from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party under this agreement or the Operating Agreement with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted under this agreement and the Operating Agreement in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. of the Operating Agreement and hereby shall continue to burden the interest transferred to secure payment of any such obligations.

         6. In the event of a conflict between the terms and provisions of this agreement and the terms and provisions of the Operating Agreement, then, as between the parties, the terms and provisions of the Operating Agreement shall control.

         7. This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. In the event that any provision herein is illegal or unenforceable, the remaining provisions shall not be affected, and shall be enforced as if the illegal or unenforceable provision did not appear herein. IVANHOE ENERGY (USA, INC. dba USA IVANHOE ENERGY, INC., in California, who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception(s) listed below, is identical to the AAPL Form 610RS-1989 Model Form Recording Supplement to Operating Agreement and Financing Statement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made by strikethrough and/or insertion and that are clearly recognizable as changes in Articles __________________, have been made to the form.

         IN WITNESS WHEREOF, this Agreement shall be effective as of the 15th day of January, year: 2004

ATTEST OR WITNESS:                   OPERATOR

                                     THE NAHABEDIAN EXPLORATION GROUP, LLC

________________________________     By:_____________________________________
                                                 Mark A. Nahabedian

                                     Title: President

________________________________     Date:___________________________________

                                     NON-OPERATOR

                                     IVANHOE ENERGY (USA) INC. dba
                                     IVANHOE ENERGY, INC., in California

_________________________________    By:_____________________________________
                                                   Michael P. Stark

                                     Title: Vice President, Exploration and Land

_________________________________    Date:___________________________________

                                   EXHIBIT "D"

 TO THAT CERTAIN FARMOUT AND EXPLORATION AGREEMENT DATED FEBRUARY 17, 2004 MADE
  BY AND BETWEEN THE NAHABEDIAN EXPLORATION GROUP, LLC AND IVANHOE ENERGY (USA)
                INC. DBA USA IVANHOE ENERGY, INC., IN CALIFORNIA

                        GUISTI 2-25 GEOLOGIC REQUIREMENTS
                    (same form to be used for each test well)

TD 3500'

         1.) Mudlogger will be installed after drilling out shoe of surface casing. Continuous mud logging to TD. Instructions per wellsite geologist.

         2.) At TD, Schlumberger will run Array Induction/SP/BHC Sonic/Caliper/GR at scales per wellsite geologist.

                                   EXHIBIT "E"

 TO THAT CERTAIN FARMOUT AND EXPLORATION AGREEMENT DATED FEBRUARY 17, 2004 MADE
  BY AND BETWEEN THE NAHABEDIAN EXPLORATION GROUP, LLC AND IVANHOE ENERGY (USA)
               INC. DBA USA INVANHOE ENERGY, INC., IN CALIFORNIA

                           DRILLING PROGRAM AND ORDERS
                              HAMAR ASSOCIATES, LLC
                              214 West Aliso Street
                             Ojai, California 93023
                        (805)646-4276/Fax (805)646-3476

HAMAR ASSOCIATES, LLC

GIUSTI 2-25 ( INITIAL TEST WELL)

Location: 600' South and 500' East from the Northwest corner of Section 25, Township 12N , Range 2E, MDB&M, Sutter County, California.

Elevation: +26' Ground, USGS. +39.5' KB.
Take all measurements from KB.
Keep hole full at all times.
Comply with standing orders attached.

Drilling program

         1. Drill 12-1/4" hole to fit casing. Cement 8-5/8", 24#, J-55, ST&C casing at 500' with 130 sacks Class G cement premixed 3%CaCl2 & 6% gel followed with 75 sacks Class G cement premixed 3%CaCl2 ( 50% excess). Tack weld and Bakerlok bottom 4 collars, weld shoe solid. Run insert fillup on top of shoe joint. Run centralizers 15' above shoe. Use top rubber plug only and plug holding head. Pump plug on insert.

         2. After 2 hours WOC, land casing. Test weld 2000 psig. Install Series 900 Shaffer dual hydralic control gate and Hydril GK. Test according to standing orders. Notify DOG to witness.

         3. Drill 7-7/8" hole to 3,500'. Run Schlumberger HRI/Sonic/Gamma Ray from 500' to TD

         4. Install Geolog mud loggers @ shoe. Circulate as necessary for evaluation. Open hole tests will not be run. Fax or Email daily log copies to Hamar and Ivanhoe. Watch pit level monitor closely at all times. Keep 3 spliced log copies in trailer.

                              EXHIBIT "E" CONTINUED

         5.       Mud Program

Depth                      Weight                    Viscosity         Water Loss
---------------------------------------------------------------------------------
0'-500'             To suit contractor
500'-2,000'                67-70                     35-45 sec.        6cc/30 Min.
2,000'-T.D.                70-75                     35-45 sec.        6cc/30 Min.

                  Have sufficient mud material on location to raise mud weight 5 pcf. Adjust mud weight to maintain mud log base line below 30 units and to stabilize shale.

         6.       Telephone Numbers:

                  HAMAR ASSOCIATES, LLC
                  214 WEST ALISO STREET
                  OJAI, CA 93023

                                          -Office       805-646-4276
                                          -Fax          805-646-3476
                                          -Email        hamar@jetlink.net
                  Vahagn Nahabedian       -Mobile       805-795-2624
                  Mark Nahabedian         -Mobile       310-948-8185
                  Sam Briglio             -Home         805-640-1487
                  Hacob Mkrtchian         -Mobile       323-376-8437

                  IVANHOE ENERGY (USA) INC.
                  P.O. BOX 9279
                  BAKERSFIELD, CA 93389-9279
                  ATTN: MIKE STARK
                  EXPLORATION DEPARTMENT

                                          -Office       661-325-4026
                                          -Fax          661-325-2961
                  Mike Stark              -Office       661-869-8312
                                          -Fax          661-325-2961
                                          -Email        mstark@ivanhoeenergy.com
                  Roger Narinian          -Office       661-869-8344

               NOTE: THE SAME FORM WILL BE USED FOR EACH TEST WELL

                              EXHIBIT "E" CONTINUED

HAMAR ASSOCIATES, LLC

GIUSTI 2-25 (INITIAL TEST WELL)

Elevation: +26' Ground, USGS. +39.5' KB.

ANTICIPATED FORMATION TOPS VERTICAL DEPTHS (OBJECTIVES IN BOLD TYPE)

HAMILTON          2405'
H&T Shale         2410'
A SAND            2440'
E SAND            2555'
G SAND            2695'
L SAND            2830'
M Sand            2990'
Base Starkey      3465'
Winters           3710'

                              EXHIBIT "E" CONTINUED

                              HAMAR ASSOCIATES, LLC
                              214 West Aliso Street
                             Ojai, California 93023
                        (805)646-4276/Fax (805)646-3476

STANDING ORDERS, DRILLING AND REMEDIAL OPERATIONS

OPERATOR - HAMAR ASSOCIATES, LLC                     WELL NO. GIUSTI 2-25
CONTRACTOR - PAUL GRAHAM DRILLING COMPANY            RIG NO.  4

         1. PRIOR TO DRILLING OUT THE SURFACE CASING, THE BLOWOUT PREVENTERS AND ALL ASSOCIATED EQUIPMENT SHALL BE PRESSURE TESTED TO 50% OF THE RATED WORKING PRESSURE (BAG PREVENTER TO 40%). EQUIPMENT TO BE TESTED SEPARATELY ARE: PIPE RAMS, BLIND RAMS, BAG PREVENTER, KELLY COCK, STANDPIPE VALVE, KILL LINE (STOP VALVE, CHECK VALVE) AND BLOW DOWN LINE (EACH VALVE, CHOKE AND BEAN). BLOW DOWN MANIFOLD SHALL HAVE AT LEAST ONE OPERATING PRESSURE GAGE OF A RANGE AT LEAST 1000 PSIG HIGHER THAN BLOWOUT PREVENTER RATED WORKING PRESSURE. DOG TO WITNESS.

         2. BLOWOUT PREVENTERS ON PROTECTION AND PRODUCTION CASING SHALL BE TESTED AS ABOVE TO 70% OF RATED PRESSURE (BAG TO 50%).

         3.       EACH DRILLING CREW IS TO HAVE AT LEAST ONE BLOWOUT DRILL
                  WEEKLY.

         4.       BEFORE TRIPPING, CHECK THE DITCH FOR FLOW WITH PUMPS OFF.

         5.       DAILY RECORD THE ONE-HALF PUMP STROKE STANDPIPE PRESSURE.

         6.       Measure drill pipe on first trip after installing mud loggers.

         7. All casing run shall be carefully visually inspected for pipe body and thread defects as it is unloaded. Casing shall not be permitted to drop from trucks, roll it off on ramps.

         8. Protection and production casing shall be run with hydraulic tongs set to the proper torque for the casing being run. Pick up thread protectors shall be used.

         9. All casing shall have threads "bright" cleaned and a teflon pipe dope (Bakerseal, TF-17) liberally applied.

         10.      Keep hole full at all times.

         11.      CHECK OPERATION OF BOE EACH ROUND TRIP.

         12.      Take all measurements from KB.

         13. Drilling rig mud pits shall have a calibrated tank to gage mud used to fill the hole on trips.

         Each 60' stand of 4" drill pipe takes 0.38 barrels.

         Items in bold - Shall be entered on tour sheet and signed by person in responsible charge.

                              EXHIBIT "E" CONTINUED

HAMAR ASSOCIATES, LLC

GIUSTI 2-25

ADDITIONAL ORDERS

1. Do not run a stabilizer to drill the surface hole. Use Brewster 12-1/4" bit to drill surface hole.

2. Use the following BHA for drilling out shoe: Bit, 1 DC, stab,1 DC, Stab, bumper sub, 20 Hw's. Use straight edge stabilizers.

3. Drill out shoe with Hughes MX-1 with 3-10's.

4. Mud weight must be 70 pcf by 2000'. The first three wiper runs should be to the shoe, after that 10 stands would do. Wipe hole every 4 to 6 hours. Wipe to shoe every 50 to 60 hours.

5. Survey every 1000' + . If possible coincide surveys with wiper runs.

6. Keep pipe moving at all times.

 TO THAT CERTAIN FARMOUT AND EXPLORATION AGREEMENT DATED FEBRUARY 17, 2004 MADE
  BY AND BETWEEN THE NAHABEDIAN EXPLORATION GROUP, LLC AND IVANHOE ENERGY (USA)
                INC. DBA USA IVANHOE ENERGY, INC., IN CALIFORNIA

                           GUISTI 2-25 WELL PROGNOSIS

                          NAHABEDIAN EXPLORATION GROUP
                              214 WEST ALISO STREET
                                 OJAI, CA 93023
                                 (805) 646-4402

OPERATOR: HAMAR ASSOCIATES, LLC                                 NOVEMBER 7, 2003

                                 WELL PROGNOSIS

WELL: GIUSTI "2-25" SECTION 25-T12N/R2E, SUTTER COUNTY, CALIFORNIA

GIUSTI PROSPECT- HAMILTON & STARKEY SAND OBJECTIVES

DISCUSSION:

The prospect test well is programmed to drill to approximately 3,500 feet at a location 600' South and 500' East from the Northwest corner of Section 25-T12N/R2E.

In 2002, Nahabedian Exploration Group drilled the Robbins "1-26," 26-T12N/R2E, which encountered gas shows in the Hamilton Sand. Those shows were tested from 2450'-2458' at a rate of 98 mcf/day with several barrels of water per hour. The gas was 953 BTU +/-. The well was sub-commercial and abandoned.

In June 2003, Nahabedian Exploration Group drilled the Giusti "1-25," as a follow-up to the Robbins "1-26" well. This well cut an east dipping normal fault at 3350 feet, below the Starkey objective sands. The objective sands were on the low, east side of the fault. Good gas shows, ranging from 90-190 units, were encountered in the objective Starkey sands on the low side of the fault. Logs indicated two thin zones had free gas saturation but the well was abandoned as a dry hole.

The Giusti "2-25" location is up-dip from the Robbins "1-26" well in the same fault block. We expect the Giusti well to be over 50' high on the Hamilton sand which tested gas and water in the Robbins #1-26 well. The "2-25" should encounter over 100 feet of net gas sand in multiple Starkey pay zones.

Primary Objectives: Hamilton & Starkey Sands

Potential reserves are estimated at 10-15 Bcf of gas.

SEE WELL PROGRAM FOR ANTICIPATED FORMATION TOPS

Please refer to Well Program and AFE

         EXHIBIT E (CONTINUED) AFE GIUSTI 2-25 WELL (INITIAL TEST WELL)
   To that certain Farmout and Exploration Agreement dated February 17, 2004, made by and between The Nahabedian Exploration Group, LLC and Ivanhoe Energy
                                   (USA) Inc.
                          NAHABEDIAN EXPLORATION GROUP
               WELL COST ESTIMATE & AUTHORIZATION FOR EXPENDITURE

Location: 25-12N/2E MDB&M                        Well Name:Giusti  2-25                                 AFE No.:
Date: November 7, 2003                                      Field/Area: Knights Landing                 Depth: 3,500'
Prepared by: Vahagn Nahabedian                   County/State: Sutter County, California
Location:From the NW Corner of Section 25: 600' South and 500' East
Classification:           Exploration ( X )      Oil (   )              Straight Hole (  )              Dry Weather ( X )
                          Development (   )      Gas ( X )              Directional Hole (  )           Wet Weather (   )

DRILLING COSTS ESTIMATE                              COST               COMPLETION COSTS ESTIMATE                COST
------------------------------------------------------------------------------------------------------------------------
1.  Leasehold Title & Insurance                    $  4,050             1.  Pipe Inspection
2.  Surveying                                      $  1,000             2.  Production Casing & Liner *
3.  Insurance and Bond                             $  8,000             3.  Cement Casing
4.  Permits                                        $    225             4.  Wellhead
5.  Legal                                                               5.  Bits and Scapers
6.  Surface Costs & Damages                        $  2,000             6.  Tubing *
7.  Location, Roads, and Sump                      $  5,000             7.  Packers and DH Equipment
8.  Cellar and Conductor                           $  5,000             8.  Tubing Head and Tree
9.  Gravel                                                              9.  Rental Tools
10. Move in and Rig-up                                                  10. Completion Fluids
11. Pipe Inspection                                                     11. Logs
12. Footage Drilling                                                    12. Perforating
13. Day Work  5 Days @ 9,840 (P.G)                 $163,742             13. Testing Services
14. Surface Casing *                                                    14. Acidizing or other Stimulation
15. Wellhead                                                            15. Supervision
16. BOP Equipment                                                       16. Engineering
17. Surface Bit                                                         17. Surface equipment
18. Cement Surface Pipe                                                 18. Welding
19. Intermediate Casing & Liner *                                       19. Service Rig
20. Welding Services                                                    20. Day Work- Run Casing
21. Drill Pipe Rental                                                   21. Casing Tongs
22. Tool Rental                                                         22. Contingencies
23. Bits
24. Mud and Chemicals
25. Fork lift & Location Maintenance***                                 ***includes Generator & Sanitation
26. Directional Services
27. Fishing Tools and Service
28. Trucking and Hauling
29. Vacuum Truck Service                           $  4,000
30. Engineering
31. Company Supervision
32. Supervision (Expenses)                         $  1,500
33. Mud Logging
34. Electric Logging
35. Cores and Analysis
36. Sidewall Cores
37. Cementing: Plug & Abandon                      $ 10,000
38. Location Clean-up
39. Mud disposal                                   $  5,000
40. Mud Cleanup                                    $  2,000
41. Fuel
42. Water
43. Contingencies (10%)                            $ 21,152
44. Overhead (6%)
Total                                              $232,669                                                      $  -

Drilling  Item 14*            500          Feet of        8 5/8 in.           24#, J-55, ERW  Casing @        FT
Drilling  Item 19*          3,500          Feet of        4 1/2 In.         10.5#, J-55, ERW  Casing @        FT
Completion Item 2*                         Feet of              In.                           Casing @        FT
Completion Item 6*                         Feet of              In.                           Casing @        FT

Comments: AFE for initial test well-refer to Paul Graham Turnkey Drilling Contract for an alternative
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Submitted to:                      For Joint Owner Approval
                                   By:                            Date:
Ivanhoe Energy (USA), Inc.         ___________________________          ________

                                   EXHIBIT "F"

 TO THAT CERTAIN FARMOUT AND EXPLORATION AGREEMENT DATED FEBRUARY 17, 2004 MADE BY AND BETWEEN THE NAHABEDIAN EXPLORATION GROUP, LLC AND IVANHOE ENERGY (USA)
               INC., DBA USA IVANHOE ENERGY, INC., IN CALIFORNIA

                              MANDATORY TEST WELLS
       ALL WELLS DRILLED VERTICALLY TO 3500 FEET UNLESS OTHERWISE NOTED.

MARY'S LAKE 7-19: (NE/4SE/4 of Sec 19-11N/3E) Approximately 1000 feet SE of the Mary's Lake 5-19 producer.

GIUSTI 2-25: (NW/4 NW/4 Sec 25- 12N/2E) Approximately 800 feet east of the Robbins 1-26 deep test.

MACKERT 3-31: A directional well to the bottom in the SW/4SW/4 of Sec 32-12N/3E; due east of the Mackert 1-31 producer.

MARCHANT 2-6: (SE/4SE/4 of Sec 6-11N/3E)

FOUR MILE BEND 1-2: In the extreme NW corner of Sec 2-11N/2E (or alternately in the extreme SE corner of Sec 34-12N/2E); approximately 100 feet due east of the "RGF" 3 abandoned producer.

BECKER ROAD 3-20: (NW/4SW/4 of Sec 20-11N/3E) Approximately 1000 feet NW of the Becker Road 1-20 abandoned producer.

MACKERT 2-36: (SW/4SW/4 of Sec 36-12N/2E) Approximately 1000 feet NNW of the Mackert 1-1 producer.

MACKERT 2-1: (SE/4NW/4 of Sec 1-11N/2E) Approximately 1000 feet SSW of the Mackert 1-1 producer.

GIUSTI 3-25: (NE/4NW/4 of Sec 25-12N/2E) Approximately 700 feet east of the Giusti 1-25 dry hole.

RIVERSIDE 1-19: (NW/4SW/4 of Sec 19-11N/3E) Approximately 1000 feet ENE of the Knights Landing 8-24.